As filed with the Securities and Exchange Commission on December 8, 2011	Registration No. 333-175092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROPANC HEALTH GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2834	33-0662986
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

576 Swan Street
Richmond, VIC, 3121, Australia
+61 (0)3 9208 4182
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. James Nathanielsz
576 Swan Street
Richmond, VIC, 3121, Australia
 +61 (0)3 9208 4182
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Peter J. Gennuso, Esq.
Cheryll June Calaguio, Esq.
Gersten Savage LLP
600 Lexington Avenue, 10th Floor
New York, NY  10022
(212) 752-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value per share(1)	14,383,174	$1.50	$21,574,761	$2,504.83
Common stock, $0.001 par value per share(3)	5,000,000	$1.50	$7,500,000	870.75
Total	19,383,174		$29,074,761	$3,375.58

(1)
The shares of our common stock being registered hereunder are being registered for sale by the selling shareholders named in the prospectus.  Under Rule 416 of the Securities Act of 1933, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933 on the basis of the last sales price of the company’s common stock.

(3)	Represents shares of common stock being offered on a “best efforts” basis for the company’s benefit.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below:

▪	Public Offering Prospectus. A prospectus to be used for the public offering by the registrant of up to 5,000,000 shares of common stock (the “Public Offering Prospectus”); and
▪
Selling Shareholders Prospectus.  A prospectus to be used in connection with the potential resale by the selling shareholders listed on page SS-4 hereof of up to 14,383,174 shares of our common stock (the “Selling Shareholders Prospectus”).

The Public Offering Prospectus and the Selling Shareholders Prospectus will be identical in all respects except for the following principal points:

▪	they contain different front covers;
▪	the Shares Registered for Resale section is included in the Selling Shareholders Prospectus;
▪	they contain different Plan of Distribution sections;
▪	they contain different Use of Proceeds sections;
▪	a Selling Shareholders section is included in the Selling Shareholders Prospectus; and
▪	they contain different back covers.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Public Offering Prospectus and the Selling Shareholders Prospectus.

Investors who receive the Public Offering Prospectus from the company will all be potential investors in the public offering. The purpose of the alternative prospectus in connection with the resale offering is that the selling shareholders, whose shares are being registered in the Selling Shareholders Prospectus, will be responsible for delivering the alternative prospectus in connection with the sales made by such selling Shareholders.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated  December 8,  2011

PROPANC HEALTH GROUP CORPORATION

PROSPECTUS

5,000,000 Shares of Common Stock

This prospectus relates to the sale of a minimum amount of 500,000 (the “Minimum Shares”) and a maximum of up to 5,000,000 (the “Maximum Shares”) shares of our common stock that we are offering on a best efforts basis for up to ninety (90) days following the date of this prospectus at a fixed price of $1.50, which period may be extended by the company for up to an additional ninety (90) day period. If all shares being offered by the company are sold, we will receive an aggregate of $7,500,000, less approximately $80,375.58 in expenses.

Since this Offering is being done on a best-efforts basis, we may receive no proceeds if we are not successful in selling the Minimum Shares.

Funds received for subscriptions of up to the Minimum Shares will be placed into an escrow account maintained at Signature Bank located in New York, New York.   Following the sale of the Minimum Shares, any subscriptions in excess of the Minimum Shares, up the number of Maximum Shares, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Shares, the funds will be deposited into an account maintained by us and be immediately available to us.

This offering is a self-underwritten offering and there will be no underwriter involved in the sale of the shares.  We intend to offer the Shares through our officers and directors who will not be paid any commission for such sales.  The company’s officers and directors may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such officers and directors may be regarded as underwriting commissions or discounts under the Securities Act of 1933.

We are concurrently registering up to 14,383,174 shares of our common stock which may be offered by certain shareholders of the company.  Such shares will be offered at a purchase price of $1.50 per share until a market for our common stock develops.  The selling shareholders may sell the shares during the ninety (90) day period beginning after the date of the prospectus, which period may be extended by the company for an additional ninety (90) day period.  The company will not receive any proceeds from the sale of the shares being offered by the selling shareholders.

No public market currently exists for the shares being offered. The shares being offered by the selling shareholders will be sold at $1.50 per share until such time as the company’s shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices.

	public offering price	Underwriting discount and commissions	Proceeds to us*
Per share of common stock	$1.50	$0.00	$1.48
Total amount of common stock	$7,500,000	$0.00	$7,400,000

*reflects offering expenses of an aggregate of approximately $80,375.58

Our common stock is presently not listed on any national securities exchange. Subsequent to the initial filing date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTC Bulletin Board quotation system.  No assurance can be made, however, that we will be able to locate a market maker to submit such application or that such application will be approved.

The company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues.  Persons should not invest unless they can afford to lose their entire investment.  Before purchasing any of the shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on Page 5.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is  December ____, 2011

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  No selling shareholder is offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision.  Propanc Health Group Corporation, is referred to throughout this prospectus as “Propanc,” the “Company,” “we,” “our” or “us.”

Our Company

We are a research and development company whose primary activity is to develop new treatments for chronic diseases, in particular, cancer.  We have generated very limited revenue, have no cancer treatment products available to market and have no products which have reached the clinical trial stage.  We require substantial additional financing to develop our products.

In January 29, 2011, we completed an exchange offer with the shareholders of Propanc Pty Ltd., an Australian entity, which is now our operating subsidiary.  Pursuant to the exchange offer, each shareholder of Propanc Pty Ltd. received one share of our common stock for every share of Propanc Pty Ltd. that such shareholder owned, and as a result thereof, we issued an aggregate of 64,700,525 shares of our common stock the shareholders of Propanc Pty Ltd. On the date of the exchange offer, the 64,700,525 shares of Propanc Pty Ltd., common stock that were exchanged for shares in Propanc Health Group Corporation represented 100% of total stock of Propanc Pty Ltd at that time.

The nature of operations of the Australian subsidiary prior to the exchange offer was, and continues to be, focused on research and development activities for chronic diseases, in particular cancer.  Since the establishment of the Australian subsidiary in late 2007, James Nathanielsz has served as CEO and in collaboration with its directors, established the company’s research and development programs, set up joint research collaborations with academic institutions and developed its intellectual property base for commercial purposes.

We had nominal assets and liabilities as of the time of the exchange offer.  All historical references in this prospectus are to Propanc Australia.  All references in this prospectus are to U.S. dollars.

Upon effectiveness of the registration statement of which this prospectus is a part, we will conduct the sale of up to 5,000,000 shares of our common stock being registered herein, which we are offering on a self-underwritten, best-efforts basis, utilizing the efforts of our officers and director.  We plan to offer our shares to the public at a price of $1.50 per share, with a minimum of 500,000 shares to be sold. Funds received for subscriptions of up to the Minimum Shares will be placed into an escrow account  maintained at Signature Bank located in New York, NY.   In the event that the company is unable to sell the Minimum Shares, the company will return any proceeds received from investors who have purchased shares pursuant to the best efforts offering, without interest or deductions for expenses, within five (5) days from the termination of the offering.   There are no minimum shares required to be purchased by an investor and there are no other minimum requirements relating to the best efforts offering other than as set forth herein.

Our officers and directors will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or for ninety (90) days from the date of this prospectus, whichever occurs first.  The company may also elect to extend the offering for up to a further ninety (90) days, if all shares have not been sold by the end of the initial ninety (90) day period. There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no public market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

The company is concurrently registering up to 14,383,174 shares of our common stock which may be offered by certain selling shareholders at a price of $1.50 per share until a market for our common stock develops.   Such selling shareholders include certain of our officers and directors who are assisting with the sale of the shares being registered on a best efforts basis.  Potential investors who are purchasing shares pursuant to the best efforts offering will receive copies of the prospectus relative to such offering while purchasers who purchase shares from the selling shareholder who are also officers and directors of the company will receive the selling shareholder prospectus. Purchasers who purchase shares from the selling shareholder who are not officers and directors of the company will likewise receive the selling shareholder prospectus.

Corporate Information

We are a Delaware corporation formed on November 23, 2010.  Our principal executive offices are located at 576 Swan Street, Richmond, VIC, 3121, Australia.  Our phone number is +61(0)39208-4182 and our website can be found at www.propanc.com.  The information on our website does not form a part of this prospectus.

THE OFFERING

Common Stock Outstanding Prior to the Offering:	71,979,124

Common Stock Offered by the Selling Shareholders:	14,383,174(1)

Common Stock Offered by the Company:
A minimum of 500,000 shares (the “Minimum Shares”) and a maximum of up to 5,000,000 shares (the “Maximum Shares”) of common stock , $0.001 par value per share, on a best efforts basis at a fixed price of $1.50 per share.

Common Stock Outstanding Immediately Following the Offering:	72,479,124, upon the sale of the Minimum Shares, or 76,979,124 if the Maximum Shares are sold.

Offering Period
The shares are being offered for a period of up to ninety (90) days following the date of this prospectus at a fixed price of $1.50, which may be extended by the company for up to an additional ninety (90) day period.

Use of proceeds:
We will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.  The selling shareholders named herein will receive all proceeds therefrom. Please see “Selling Shareholders” beginning on page SS-3.

We are offering a maximum of up to 5,000,000 shares of common stock on a best efforts basis at a fixed price of $1.50 per share, and accordingly we would receive gross proceeds of up to $7,500,000 assuming that all 5,000,000 shares are sold. We intend to use the net proceeds received from the sale of the shares of common stock pursuant to the best efforts offering for the purpose of clinical trials, continued research and development, the expansion of our business and for general working capital.  There can be no assurance that we will sell any of such shares and accordingly, we may receive no proceeds from the offering if we are not successful in selling the Minimum Shares.  Please see “Use of Proceeds” beginning on page 13.

Market for Common Stock
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to try to identify a market maker to file an application on our behalf to have our common stock quoted on the OTC Bulletin Board. In order for such application to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the OTC Bulletin Board. We currently have no market maker that is willing to list quotations for our stock. There is no assurance that a market maker will be willing to quote our stock, that the Financial Industry Regulatory Authority or FINRA will approve such application, that a trading market will develop, or, if developed, that it will be sustained.

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	Currently issued and outstanding.

There are no outstanding options, warrants or other rights to obtain securities of Propanc associated with this offering.

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	Year Ended June 30, 2011	Year Ended June 30, 2010	For the period from October 15, 2007 (inception) to June 30, 2011
Royalty revenue – related party	$0	$0	$30,974

Loss from operations	$(2,235,366)	$(726,202)	$(3,765,210)

Net loss	$(2,151,977)	$(842,487)	$(3,846,340)

Net loss per share – basic and diluted	$(0.03)	$(0.02)	$(0.09)

Weighted average number of shares of common stock (basic and diluted)	62,973,002	51,952,264	42,871,457

	For the Three Months Ended September 30,		For the period from October 15, 2007 (inception) to September 30,
	2011	2010	2011
	unaudited	unaudited	unaudited
Royalty revenue – related party	$-	$-	$30,974

Loss from operations	$(3,074,060)	$(628,353)	$(6,839,270)

Net loss	$(3,074,497)	$(629,720)	$(6,920,837)

Basic and Diluted Net Loss Per Share	$(0.04)	$(0.01)	$(0.16)

Basic and Diluted Weighted Average Shares Outstanding	71,951,329	61,582,081	44,609,802

Balance Sheet Data

	September 30, 2011	June 30, 2011
	(unaudited)
Cash	$12,047	$132

Total assets	$7,334,492	$10,814,158

Total current liabilities	$397,310	$306,849

Deficit accumulated during development stage	$(6,920,837)	$(3,846,340)

Total stockholders’ equity (deficit)	$6,937,182	$10,507,309

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors before deciding whether to invest in Propanc. If any of the events discussed in the risk factors below occur, our business, financial condition, results of operations or prospects could be materially and adversely affected.  In such case, the value and marketability of the common stock could decline.

Risks Relating to our Business

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.  Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations and our need for additional financing  to fund all of our operations.  Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses.  For the year ended June 30, 2010 and 2011, we have sustained net losses of $842,487 and $2,151,977, respectively.  Further,  as of September 30, 2011, we had only $12,047 in cash, $2,279 in receivables and had an accumulated deficit of  $6,920,837.   We can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

Because we are an early stage drug development company with no product near commercialization, we expect to incur significant additional operating losses.

Our Australian subsidiary was organized in 2007. We expect to incur substantial additional operating expenses over the next several years as our research, development, pre-clinical testing, and clinical trial activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain. We have no products that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of our products in the near future, if at all. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	successful completion of the preclinical and clinical development of our products;

●	obtaining necessary regulatory approvals from the European Medicines Agency, or EMA, the U.S. Food and Drug Administration, or the FDA, or other regulatory authority;

●	establishing manufacturing, sales, and marketing arrangements, either alone or with third parties; and

●	raising sufficient funds to finance our activities.

We might not succeed at any of these undertakings. If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

Because we will need to finance our future cash needs through securities offerings, any additional funds that we obtain may not be on terms favorable to us or our shareholders and may be very dilutive.

To date, we have no approved product on the market and have generated no product revenues.  The minimal revenue generated to date relate to a small non-commercial supply of an original three component formulation rather than a commercial sale of our products.  Unless and until we receive approval from the EMA, the FDA or other regulatory authorities for our products, we cannot sell our products and will not have product revenues. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from private or public equity offerings and debt financings.

We may seek to sell additional equity or debt securities, obtain a bank credit facility, or enter into a corporate collaboration or licensing arrangement. The sale of additional equity or debt securities, (if convertible,) will result in dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Raising additional funds through collaboration or licensing arrangements with third parties may require us to relinquish valuable rights to our products, future revenue streams, research programs or products, or to grant licenses on terms that may not be favorable to us or our shareholders.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

A severe recession, or freezing of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to undertake expansion and we may have to modify our business plans accordingly.

Even if we do find a source of additional capital, we may not be able to negotiate favorabe terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may be unable to obtain any proceeds from the best efforts offering and the company will not receive any proceeds from the selling shareholder offering which is being conducted concurrently with the best efforts offering.

The sale of up to 5,000,000 shares of our common stock being registered herein will be undertaken on a self-underwritten, best-efforts basis, utilizing the efforts of our officers and director.   We plan to offer our shares to the public at a price of $1.50 per share, with a minimum of 500,000 shares to be sold.  Funds received for subscriptions of up to the Minimum Shares will be placed into an escrow account maintained for the benefit of the company and in the event that the company is unable to sell the Minimum Shares, the company will return any proceeds received from investors who have purchased shares pursuant to the best efforts offering without interest or deductions for expenses thereon.  Such offering is concurrent with the sale of the company’s shares by certain selling stockholders of the company.  No assurance can be given that we will be successful in the selling the Minimum Shares and in the event that we are unable to sell the Minimum Shares, no proceeds will be received by the company from such offering.

Because our product candidates are in the early stages of development and may never lead to commercially viable drugs, you may lose your investment.

We are a research and development company presently focused on the development of new cancer treatments, all of which are at an early stage of development, which may be effective in treating cancer and have use in reducing the risk of cancer recurrence. Our drug development methods may not lead to commercially viable drugs for any of several reasons. For example, we may fail to identify appropriate compounds, our drug candidates may fail to be safe and effective in additional preclinical or clinical trials, or we may have inadequate financial or other resources to pursue discovery and development efforts for new drug candidates. Our product candidates will require significant additional development, clinical trials, regulatory clearances and additional investment by us before they can be commercialized. If, for any of these reasons, we are unsuccessful at commercializing our drug candidates, you may lose your investment.

Our products may cause undesirable side effects that could limit their use, require their removal from the market or prevent further development.

Side effects that may be caused by our products could interrupt, delay or halt our development programs, including clinical trials, and could result in adverse regulatory action by the FDA or other regulatory authorities. More severe side effects associated with our products may be also observed in the future. Even if we are able to complete the development of a new product and obtain any required regulatory approval, undesirable side effects could prevent us from achieving or maintaining market acceptance of the product or could substantially increase the costs and expenses of commercializing the product. Negative publicity concerning our products, whether accurate or inaccurate, could also reduce market or regulatory acceptance of our products, which could result in decreased product demand, removal from the market or an increased number of product liability claims, whether or not such claims have merit.

Because successful development of our products is uncertain, our results of operations may be materially harmed.

Our development of current and future product candidates is subject to the risks of failure and delay inherent in the development of new pharmaceutical products and products based on new technologies, including but not limited to the following:

●	delays in product development, clinical testing, or manufacturing;
●	unplanned expenditures in product development, clinical testing, or manufacturing;
●	unexpected scientific, non-clinical or clinical findings relating to safety and/or efficacy;
●	failure to receive regulatory approvals;
●	emergence of superior or equivalent products;
●	inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; and
●	failure to achieve market acceptance.

Because of these risks, our development efforts may not result in any commercially viable products. If a significant portion of these development efforts are not successfully completed, required regulatory approvals will not be obtained, or if any approved products are not commercialized successfully, our business, financial condition, and results of operations may be materially harmed.

Because pre-clinical and clinical trials required for our product candidates are expensive and time-consuming and their outcome is uncertain, we may incur significant additional operating expenses which would adversely affect our results of operations.

We have conducted a variety of pre-clinical studies which have provided evidence supporting the potential therapeutic utility of our lead product candidates, PRP and PRP-DCM.  Studies include the in vitro assessment of these product’s key components on cell growth and differentiation, and in vitro combination assays identifying synergistic effects by optimizing the ratios between the key components.

In addition, we, together with our scientific founder, Dr Julian Kenyon, have undertaken a retrospective analysis of cancer patients treated with PRP under UK and Australian compassionate access schemes.  This review has generated clinical evidence supportive of the further development of PRP as a potential therapeutic for cancer.

However, before regulatory approval can be obtained for the commercial sale of PRP, or any of the product candidates currently under development by us, we will be required to complete formal preclinical studies and then comprehensive clinical trials in order to demonstrate the product’s safety, tolerability and efficacy.  Regulatory approval to market a new product will only be obtained once we can demonstrate to the satisfaction of the EMA, the FDA or other applicable regulatory authority that the product candidate has an acceptable safety profile, is effective in treating the target indication and otherwise meets the appropriate standards required by regulators for approval. Since the middle of 2008 we completed several non-clinical in vivo pharmacodynamic studies to explore certain safety parameters and to better understand the effects of PRP and PRP-DCM.  These exploratory studies were not performed to GLP (Good Laboratory Practice), the quality standard required for studies for regulatory submission, and thus they did not constitute formal preclinical studies.  We now plan to undertake formal preclinical studies to GLP standard for our lead product prior to the initiation of clinical trials.  However, no assurance can be given that we will be able to successfully undertake such preclinical studies.

Conducting pre-clinical and clinical trials is a lengthy, time consuming, and expensive process. The length of time may vary substantially according to the type, complexity, novelty, and intended use of the product candidate, and often can be several years or more per clinical trial.  Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses. The commencement and time to completion of clinical trials may be delayed by many factors, including, for example:

●	inability to manufacture sufficient quantities of drug suitable for use in clinical trials;
●	failure to recruit a sufficient number of patients or slower than expected rates of recruitment;
●	modification by regulatory authorities or ethics committees of clinical trial protocols;
●	changes in regulatory requirements for obtaining drug approval;
●	lack of the anticipated effectiveness during clinical trials;
●	emergence of unforeseen safety issues in preclinical or clinical trials;
●	delays, suspension, or termination of clinical trials by the institutional review board responsible for overseeing the study at a particular study site; and
●	government or institutional review board or other regulatory delays or “clinical holds” requiring suspension or termination of the trials.

The results from pre-clinical testing and early clinical trials are not necessarily predictive of results that may be obtained in later clinical trials. Accordingly, even if we obtain positive results from pre-clinical or early clinical trials, we may not achieve the same success in later clinical trials.

Clinical trials may not demonstrate safety and effectiveness to the statistical standards required to obtain the regulatory approvals. The failure of clinical trials to demonstrate adequate safety and effectiveness for the desired indications could harm the development of our products. This failure could cause us to abandon a product and could delay development of other products. Any delay in, or termination of, our clinical trials may result in increased development costs for our products which would cause the market price of our shares to decline and limit our ability to obtain additional financing and, ultimately, our ability to commercialize our products and generate product revenues. Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

If we do not obtain the requisite regulatory approvals we need to market our products, we will not be able to commercialize our products.

We have not applied for nor received the regulatory approvals required for the commercial sale of any of our products in the United States or in any foreign jurisdiction. None of our product candidates has been determined to be safe and effective, and we have not submitted an application to the EMA, FDA or other regulatory authority for any of our products.

It is possible that none of our products will be approved for commercialization. Failure to obtain regulatory approvals, or delays in obtaining regulatory approvals, may adversely affect the successful commercialization of any of the products that we develop, impose additional costs on us, diminish any competitive advantages that we may have, and/or adversely affect our receipt of revenues or royalties.

If we are unable to obtain sufficient and adequate supplies necessary for manufacturing our product, our ability to obtain approval to commercialize our products will be harmed.

In order to minimize our dependency on a single product supplier, it is our intention to source the components of our product from a number of potential suppliers.  We intend to use suppliers able to provide components manufactured to the required Good Manufacturing Practice (GMP) standard1, with the suppliers providing the product documentation necessary to support our regulatory submission.  Such regulatory authority may require testing and prior review and approval before they permit us to use an intended supplier. The loss of a supplier, or any significant decrease or interruption in supply could interrupt the development and/or testing of our products. Furthermore, the regulatory authority could extend these delays in situations where it requires approval of an alternative supplier. The loss of one of these suppliers could have a material adverse effect on our business.

Even if regulatory approval is obtained, our products will be subject to extensive post-approval regulation.

Once a product is approved, numerous post-approval requirements apply, including but not limited to requirements relating to manufacturing, labeling, packaging, advertising and record keeping.  Even if regulatory approval of a product is obtained, the approval may be subject to limitations on the uses for which the product may be marketed, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Any such post-approval requirement could reduce our revenues, increase our expenses and render the approved product candidate not commercially viable. In addition, as clinical experience with a drug expands after approval because it is typically used by a greater number and more diverse group of patients after approval than during clinical trials, side effects and other problems may be observed after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of such approved product or its withdrawal from the marketplace. Absence of long-term safety data may also limit the approved uses of our products. If we fail to comply with the regulatory requirements of the applicable regulatory authorities, or if previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including:
_________
1 The standards used by pharmaceutical and biotech firms to ensure that products meet specific requirements for identity, strength, quality and purity

●	restrictions on the products, manufacturers or manufacturing processes;
●	warning letters and untitled letters;
●	civil penalties and criminal prosecutions and penalties;
●	fines;
●	injunctions;
●	product seizures or detentions;
●	import or export bans or restrictions;
●	voluntary or mandatory product recalls and related publicity requirements;
●	suspension or withdrawal of regulatory approvals;
●	total or partial suspension of production; and
●	refusal to approve pending applications for marketing approval of new products or of supplements to approved applications.

If we are slow or unable to adapt to changes in existing regulatory requirements or the promulgation of new regulatory requirements or policies, we or our licensees may lose marketing approval for our products which will impact our ability to conduct business in the future.

The successful commercialization of our products will depend on obtaining coverage and reimbursement for use of these products from third-party payors.

Sales of pharmaceutical products largely depend on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. Without the financial support of the government or third-party payors, the market for our products could be limited. These third-party payors are increasingly challenging the price of and examining the cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third-party payors may not reimburse sales of our products or enable our collaborators to sell them at profitable prices, which would adversely affect our business.

If physicians and patients do not accept and use our products, our results of operations will be adversely affected.

Even if the EMA, the FDA or another regulatory authority approves one or more of our product candidates, physicians and patients may not accept and use it. Acceptance and use of our products will depend upon a number of factors including, but not limited to the following:

●	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our products;
●	cost-effectiveness of our products relative to competing products;
●	availability of reimbursement for our products from government or other healthcare payors; and
●	effective marketing and distribution efforts by us and our licensees and distributors, if any.

If our current product candidates are approved, we expect sales to generate substantially all of our product revenues for the foreseeable future, and as such, the failure of these products to find market acceptance would harm our business and could require us to seek additional financing.

Because we plan on operating in multiple countries, we are exposed to political, economic and other risks that may adversely affect our business.

Currently our headquarters are in Australia, but we intend to penetrate other markets in the future. At such time, we will therefore be exposed to risks inherent in international operations. These risks include, but are not limited to:

●	changes in general economic, social and political conditions;
●	adverse tax consequences;
●	the difficulty of enforcing agreements and collecting receivables through certain legal systems;
●	inadequate protection of intellectual property;
●	required compliance with a variety of laws and regulations of jurisdictions outside of Australia, including labor and tax laws;
●	customers outside of the United States may have longer payment cycles;
●	changes in laws and regulations of jurisdictions outside of Australia; and
●	terrorist acts and natural disasters.

Our business success depends in part on our ability to anticipate and effectively manage these and other regulatory, economic, social and political risks inherent in a multinational business. We cannot assure you that we will be able to effectively manage these risks or that they will not have a material adverse effect on our multinational business or on our business as a whole.

If we lose key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Dr. Julian Kenyon, Mr. James Nathanielsz and Dr. Douglas Mitchell. While we have a current employment agreement with our CEO, Mr. James Nathanielsz and while both Dr. Julian Kenyon and Dr. Douglas Mitchell each have letters of appointment, which outline their respective roles and responsibilities, such employment agreement with Mr. Nathanielsz, and each of the letters of appointment for Dr. Mitchell and Dr. Kenyon, permit the parties thereto to terminate such agreements upon notice. As such, each of these individuals may terminate their relationship with us upon notice. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our key scientific and management personnel and our ability to identify, hire, and retain additional personnel. We do not carry “key-man” life insurance on the lives of any of our employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We do not have any independent directors and there is a potential conflict of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, two of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

If we fail to establish a method to sell, market or distribute our products, our results of operations would be adversely affected.

We have no experience in the sales, marketing and distribution of pharmaceutical products.  If we fail to enter into arrangements with third parties relative to the provisioning sales and marketing services for any of our future potential product candidates, we would need to develop an internal sales and marketing organization with supporting distribution capability in order to directly market our products. Significant additional expenditures would be required for us to develop such an in-house sales and marketing organization, which would increase our operating cost and may adversely affect our results of operations.

If we do not obtain protection for our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing drugs.

Our success will depend, in part, on our ability to maintain the confidentiality of our trade secrets and know how, and on our ability to operate and prevent others from infringing our proprietary rights.  We have filed two national patent applications in Australia as well as an international application under the Patent Cooperation Treaty, or PCT. (See Page 28 of this prospectus for a further description)  The PCT will provide priority for any foreign applications that we may file for these inventions. The applications include claims intended to provide market exclusivity for certain commercial aspects of the product, including the formulation, the methods of making, the methods of using and the commercial packaging of the product.

Because the patent position of biopharmaceutical companies involves complex legal and factual questions, we cannot predict the validity and enforceability of patents with certainty. Our pending patent applications, those we may file in the future or those we may license from third parties may not result in patents being issued. If these patents are issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. The degree of future protection to be afforded by our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

Competitors may successfully challenge our patent applications, produce similar drugs or products that do not infringe our patents, or produce drugs in countries where we have not applied for patent protection or that do not respect our patents.

 If any of these events occurs, or we otherwise lose protection for our trade secrets or proprietary know-how, the value of this information may be greatly reduced.  Patent protection and other intellectual property protection are important to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

Legal proceedings or third-party claims of intellectual property infringement may require us to spend substantial time and money and could prevent us from developing or commercializing products.

The biotechnology and pharmaceutical industries have been characterized by extensive litigation regarding patents and other intellectual property rights, and companies have employed intellectual property litigation to gain a competitive advantage. We may become subject to infringement claims or litigation arising out of patents and pending applications of our competitors.  The manufacture, use, offer for sale, sale or importation of our product candidates might infringe on the claims of third-party patents. A party might file an infringement action against us. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import our product candidates in the event of an infringement action. At present, we are not aware of pending or threatened patent infringement actions against us.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a product or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses could harm our business significantly.

In addition to infringement claims against us, we may in the future become a party to other patent litigation or proceedings, including interference or re-examination proceedings filed with the United States Patent and Trademark Office or opposition proceedings in the European Patent Office regarding intellectual property rights with respect to our products and technology, as well as other disputes regarding intellectual property rights with licensees, licensors or others with whom we have contractual or other business relationships.

Risks Related to Our Common Stock

Currently there is no public market for our common stock, and we cannot predict the future prices or the amount of liquidity of our common stock.

Currently, there is no public market for our common stock and a public market may never develop.  We are in the process of applying to list our common stock on the Over-the-Counter Bulletin Board. However, the Bulletin Board is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected. Any public market will follow effectiveness of the registration statement for which this prospectus forms a part of and we cannot predict the price at which we will begin trading or the future prices of our common stock.

If we do not comply with the state regulations in regard to the sale of our common stock or find an exemption there may be potential limitations on the resale of your stock.

With few exceptions, every offer or sale of a security must, before it is offered or sold in a state, be registered or exempt from registration under the securities, or blue sky laws, of the state(s) in which the security is offered and sold.  Blue sky statutes vary widely and there is very little uniformity in the blue sky filing requirements among state securities laws. As of the date hereof, we intend to offer our common stock upon effectiveness of the registration statement of which this prospectus forms a part to potential purchasers in the states of New York, Florida, Massachusetts, Connecticut and Illinois.  While we intend to review the relevant blue sky laws of these states before the distribution of the common stock therein, should we fail to properly register the common stock as required by the respective states or find an exemption from registration,  you may not be able to resell your stock once purchased.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

The Securities and Exchange Commission, or the SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our common stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce the liquidity of the public market for our shares should one develop.

Because directors and officers currently and for the foreseeable future will continue to control Propanc, it is not likely that you will be able to elect directors or have any say in the policies of Propanc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of Propanc beneficially own approximately 74.8% of our outstanding common stock.  Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officer and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

In the future we may issue preferred stock without the approval of our shareholders, which could make it more difficult for a third party to acquire us and could depress our stock price.

Our board of directors may issue, without a vote of our shareholders, one or more series of preferred stock with such rights and preferences.  This could permit our board of directors to issue preferred stock to investors who support us and our management and permit our management to retain control of our business. Additionally, issuance of preferred stock could block an acquisition which could result in both a drop in our stock price and a decline in interest of our common stock.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 14,383,174 shares of our common stock, which represents approximately 20% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price.  In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. Subject to certain restrictions beginning on July 29, 2011, a person who has held restricted shares for a period of six months may sell common stock into the market.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including statements regarding our liquidity and capital requirements, our beliefs regarding our cancer treatments, expected intellectual property protection and expected clinical trials.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance.  New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We are offering a minimum amount of 500,000 (the “Minimum Shares”) and a maximum of up to 5,000,000 (the “Maximum Shares”) shares of common stock on a best efforts basis at a fixed price of $1.50 per share, and accordingly we would receive gross proceeds of up to $7,500,000, assuming the sale of the Maximum Shares.

If we are able to sell the Minimum Shares, we will use all proceeds therefrom, or approximately $669,624 in net proceeds after deducting expenses of approximately$80,376, for research and development activities and company overhead, including corporate, legal and intellectual property expenses.  Please refer to the table below for a more detailed discussion on the use of proceeds in the event that the Minimum Shares are sold. Estimated expenses of the offering will be deducted from working capital.

We intend to use the net proceeds received from the sale of the 5,000,000 shares of common stock pursuant to the best efforts offering for clinical trials, continued research and development, the expansion of our business by adding value to our existing technology from our research and development efforts, increasing our internal capabilities by hiring additional resources and increasing our efforts with our current research partners, and for general working capital. The remaining funds will be used for working capital. There can be no assurance that we will sell any of such shares and accordingly, we may not receive proceeds from the offering.  In the event that the Maximum Shares are sold, we may further elect to repay existing current liabilities, including non-interest bearing expenses and loans from our directors totaling less than $145,000.

In the event that less than the Maximum Shares are sold, we intend to reduce our investment of capital into our portfolio of earlier stage products, and to focus our capital investment on our lead products, PRP and PRP-DCM, with a view to progressing one or both of those products towards a value-adding event.

The following table summarizes our plans in respect of the development stage we expect to reach with the maximum proceeds being raised, and the stages we expect to reach if less than the proposed maximum amount of proceeds is obtained. It also includes the proceeds we intend to allocate to clinical trials, research and development (excluding clinical trials), expansion of our business to support the research and development program and working capital needs.

Percentage of monies raised	US$ Amount	Activity	US$ Amount Allocated to Each Activity	Description/Anticipated Milestone
100%	7,500,000	R&D (including PRP, PRP-DCM, PRP Injectable and POP1)	$3,043,000	Animal efficacy testing completed, development candidate identified and GMP batches manufactured for preclinical and clinical development activities
		Clinical Trials (one of either PRP, or PRP-DCM)	$2,537,000	One project completed Phase I clinical trial
		Expansion of Business	$978,000	Additional executive personnel to support increased R&D related and corporate activities
		Working Capital	$942,000	Support of corporate, legal, accounting and compliance activities
50%	3,750,000	R&D (including PRP, PRP-DCM, PRP Injectable and POP1)	$2,669,624	Project for initial development selected, and preclinical work completed, ready for Phase I, small scale GMP manufacture for preclinical activities.
		Clinical Trials (one of either PRP, or PRP-DCM)	$0	To be commenced.
		Expansion of Business	$325,000	One additional executive and R&D staff member recruited.
		Working Capital	$675,000	Support of corporate, legal, accounting and compliance activities.
25%	1,865,000	R&D (including PRP, PRP-DCM, PRP Injectable and POP1)	$1,104,624	Project for initial development selected, major components of pre-clinical development completed, active pharmaceutical ingredients purchased and formulated for preclinical activities.
		Clinical Trials (one of either PRP, or PRP-DCM)	$0	To be commenced.
		Expansion of Business	$225,000	One R&D staff member recruited.
		Working Capital	$455,000	Support of corporate, legal, accounting and compliance activities.
10%	750,000	R&D (including PRP, PRP-DCM, PRP Injectable and POP1)	$319,624	Completed major components of pre-clinical development
		Clinical Trials (one of either PRP, or PRP-DCM)	$0	To be commenced.
		Expansion of Business	$0	No business expansion until further capital is raised.
		Working Capital	$350,000	Support of corporate, legal, accounting and compliance activities.

CAPITALIZATION

The following table sets forth our capitalization as of  September 30, 2011.  The table should be read in conjunction with the audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus:

As of September 30, 2011
Stockholders’ equity:
Common stock, $0.001 par value;	$71,979
Additional paid-in capital	14,493,251
Accumulated other comprehensive income (loss)	(707,211)
Deficit accumulated during development stage	(6,920,837)
Total stockholders’ equity (deficit)	$6,937,182

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price for the sale of common stock held by the selling shareholders of $1.50 per share was determined by us arbitrarily. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.

The $1.50 price for the shares that are being offered on a best efforts basis was  determined based, in part, on certain transactions occurring between October 2010 and August 2011. Particularly, in October 2010, we sold 7,639,465 shares of common stock to third party subscribers at translated prices between $0.16 and $0.18 per share. After this sale of the Company’s common stock, the Company submitted a new international PCT application in the name of Propanc Pty Ltd on October 22nd, 2010, where the embodiments of the invention claimed and described in the specification were also amended to cover further inventions in the research undertaken by VivoPharm on behalf Propanc Pty Ltd.  The additional claims now covered the development projects PRP and PRP-DCM, thus creating significant value for the Company based on its research and development efforts over the past three years.

At the time of the preparation of the registration statement, the Company, in consultation with its advisors determined that the target share price of US$1.50 was proper in order to ensure attractiveness for investors as the Company planned to list on the OTC markets.  Since that determination, it was agreed that the Company would no longer sell shares of its common stock at the previous price of $0.18 per share since it was determined that such price did not reflect the Company’s new position.  Thereafter, in June 2011, the Company issued 7,215,365 shares of common stock to a third party consultant for services, which shares were valued at $1.50.  In July 2011, the company received $10,790 in advances from a related party investor, Ostrowski Properties, Pty Ltd. In August 2011, a total of $84,760 in prior advances from that same investor and the $10,790, totaling $95,550, was exchanged for 63,234 shares of common stock at a price of $1.50 per share.  Thus, the shares being offered herein are priced at the most recent valuation of our shares, as arbitrarily determined by us.

There are no warrants, rights or convertible securities associated with this offering.

DILUTION

Our net tangible book value as of  September 30, 2011 was approximately  $6,912,000, or $0.10 per share of common stock based on 71,979,124 shares of common stock outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of  September 30, 2011. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of all the shares being sold pursuant to this offering at the offering price of $1.50 per share, and after deducting estimated offering expenses payable by us in the amount of $80,000 our net tangible book value would be approximately  $14,332,000 or  $0.19 per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $1.31 per share, or  87% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

Offering ($1.50)
Public offering price per share of common stock		$1.50
Net tangible book value per common share as of September 30, 2011	$0.10
Increase in net tangible book value per share attributable to existing stockholders	$0.09
Net tangible book value per share as adjusted after this offering		$0.19
Dilution per share to new investors		$1.31

MARKET FOR COMMON STOCK

There is no public market for our common stock.  After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the OTC Bulletin Board. We are not able to determine the length of time that such application process will take.  Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application.

Although our common stock is not currently listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board when the Registration Statement of which this prospectus forms a part is declared effective by the SEC. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  However, sales by a selling shareholder must be made at the fixed price of $1.50 until a market develops for the stock. In the event we are successful in our attempts to have a market maker quote our stock on the OTC Bulletin Board, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

As of the date of this prospectus, there were 16 shareholders of record.

Beginning July 29, 2011, 18,110,950 shares may be sold under Rule 144 of the Securities Act by non-affiliates.  The remaining shares may be sold by affiliates subject to the restrictions of Rule 144.  A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 724,158 shares if the Minimum Shares is sold, or 769,158 in the event that the Maximum Shares is sold pursuant to this offering) immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Dividend Policy

We have not paid cash dividends on our common stock and do not plan to pay such dividends in the foreseeable future.  Our Board of Directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under Delaware General Corporation Law, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and do not have surplus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a research and development company whose primary activity is to develop new treatments for chronic diseases, in particular cancer.  We have generated very limited revenue, have no cancer treatment products available to market and have no products which have reached the clinical trial stage.  We require substantial additional financing to develop our products.

Results of Operations

The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus.  The results discussed below are of the Company and its wholly-owned Australian subsidiary, Propanc Pty Ltd.

For the three months ended September 30, 2011 compared to the three months ended September 30, 2010

Revenue

We did not generate any revenue for the three months ended September 30, 2011 nor any for the three months ended September 30, 2010.  We sustained net losses of $3,074,497 and $629,720, respectively.  This increase in net losses is primarily attributable to amortization of prepaid shares issued for services.

Administration Expense

Administration expense increased to $3,065,425 for the three months ended September 30, 2011 as compared with $363,395 for the three months ended September 30, 2010.  This increase is primarily attributable to amortization of prepaid shares issued for services.

Occupancy Expense

Occupancy expense increased to $3,254 for the three month period ended September 30, 2011 from $2,707 for the three months ended September 30, 2010 due to foreign translation adjustments.

Research and Development Expenses

Research and Development expense decreased by $256,870 to $5,381 for the three months ended September 30, 2011 as compared with $262,251 for the three months ended September 30, 2010.  This is principally attributable to the Company's minimal cash resources in 2011 where 2010 expenses were incurred as a continuation of the initial work undertaken at University of Bath and University of Granada.  The work was centered on additional cell cultures and animal studies, investigation of new combinations of ingredients selected, which were designed to enhance the effects of the proenzymes and create new patentable opportunities.

Interest Expense/Income

For the three months ended September 30, 2011 interest expense was $174 compared to $0 for the three months ended September 30, 2010.  This is primarily attributable to a convertible note entered into during the three months ended September 30, 2011 which accrues interest at a rate of 5%.

For the Year Ended June 30, 2011 compared to the Year ended June 30, 2010

Revenue

For the fiscal years 2011 and 2010, we generated no revenue because the company is currently undertaking research and development activities for market approval and there were no sales generated in this period.

 Administration Expense

Administration expense increased to $1,837,668 for the years ended June 30, 2011 as compared with $680,110 for the year ended June 30, 2010.  This increase is primarily attributable to consulting expense of $116,129, acquisition expenses $431,988 and investor relations expenses $927,377.

Occupancy Expense

Occupancy expense decreased by $140 for the year ended June 30, 2011 due to a slight decrease in variable phone charges compared with the previous year.

Research and Development Expenses

Research and Development expense increased by $351,746 to $385,777 for the year ended June 30, 2011 as compared with $34,031 for the year ended June 30, 2010. This is primarily attributable to more activity in R & D funded by cash injections from stock issuances early in the 2011 fiscal year.

Interest Expense/Income

Interest expense decreased to $0 for the year ended June 30, 2011 as compared with $116,674 for the year ended June 30, 2010.  This is primarily attributable to loans made to the company which were converted to stock in April 2010.  Consequently, there were no interest-bearing loans rolled over or provided in the 2011 fiscal year and hence no interest expense.

Liquidity and Capital Resources

	For the Three Months Ended September 30,
	2011	2010
Net cash used in operating activities	$(38,954)	$(617,957)
Net cash used in investing activities	$-	$-
Net cash provided by financing activities	$51,769	$865,470

	For the Fiscal Year Ended June 30,
	2011	2010
Net cash used in operating activities	$(1,395,376)	$(191,509)
Net cash used in investing activities	$(29,232)	$0
Net cash provided by financing activities	$1,424,118	$180,810

Net cash used in operations was $191,509 for the fiscal year ended June 30, 2010 compared to $1,395,376 for the same period in 2011.   This increase was primarily attributable to research and development and acquisition and investor relations expenses incurred during fiscal 2011 which increased our net loss by $1,309,490.

There was $29,232 in cash transactions from investing activities in fiscal year 2011 which mainly related to patent costs.

Cash flows provided by financing activities for the fiscal year ended June 30, 2010 were $180,810 compared to $1,424,118 for the fiscal year ended June 30, 2011. This is primarily attributable to the stock issuances for cash early in the 2011 fiscal year.

Net cash used in operations was $38,954 for the three months ended September 30, 2011 compared to $617,957 for the same period in 2010.   This decrease was primarily attributable to less activity due to the company's limited cash resources.  The three months ending September 30, 2011 net loss of $3,074,497 was offset by a non-cash expense of $2,870,403 related to amortization of prepaid shares issued for services.

Cash flows provided by financing activities for the three months ended September 30, 2011 were $51,769 compared to $865,470  for the same period in 2010. The decrease is primarily attributable to $868,453 less in cash proceeds received from the sale of common stock during the three months ended September 30, 2011 when compared to the same period in 2010.

We have substantial capital resource requirements and have incurred significant losses since inception.  As of  September 30, 2011, we had  $12,047 in cash.  Based upon our current business plans, we will need considerable cash investments to be successful.  Such capital requirements are in excess of what we have in available cash and what we currently have commitment for.  Therefore, we do not have enough available cash to meet our obligations over the next 12 months.

On August 3, 2010 we entered into an Investment Banking & Listing Agreement with Churchill and Associates, LLC (“C&A”), a financial services consulting firm located in Atlanta, GA, to provide certain business consulting services involving: (i) assisting with causing our common stock to trade on the OTC markets in the U.S., (ii) assisting in negotiating any proposed equity and/or debt financings; and (iii) interfacing with investor and public relations firms and presenting us to the investment community.  On September 16, 2010, we entered into an additional Investment Banking & Listing Agreement with C&A which provided for services involving assisting us in locating certain targets to acquire and analyzing and negotiating any proposed agreements to acquire those targets.   As compensation for services in connection with the August 3, 2010 agreement, C&A received $300,000 in consulting fees.  As compensation for the September 16, 2010 agreement, C&A received $467,000, which consisted of $67,000 in consulting fees and $400,000 as a down payment toward prospective acquisitions. No such acquisitions have occurred as of the date of this filing and the Company does not anticipate making any such acquisitions in the near future.  On June 6, 2011, we terminated both agreements.

Agreements with Jersey Fortress Capital Partners, LLC

In May 2011, the Company entered into a Business Consulting and Acquisition Agreement with Jersey Fortress Capital Partners (“Jersey”) pursuant to which Jersey is tasked to assist the Company in locating certain targets to acquire and analyzing and negotiating any proposed agreements to acquire those targets. Upon the successful consummation of a single acquisition, the Company shall pay Jersey the amount of 5% of the final sale price on each successfully completed acquisition, to be paid in cash.  Further, the agreement provides that at the Company’s discretion and upon advice of Jersey, a single acquisition or a combined group of acquisition targets may be listed on either the Over the Counter Pink Sheets or the Frankfurt Stock Exchange.  In either case, Jersey will be entitled to up to 10% of the total issued and outstanding common stock of such company or group of company registrants. At this time, we do not have an agreement or understanding for a particular transaction and no assurances can be given that we will enter into any such agreement.

In June 2011, the Company entered into a Business Consulting and Listing Agreement with Jersey pursuant to which Jersey is to assist the Company in its efforts to file a Registration Statement and having its securities listed on the OTC markets in the U.S.  Pursuant to this agreement, the Company shall issue to Jersey immediately prior to listing of the Company's common stock (which both the Company and Jersey interpreted to mean the filing of a registration statement) 7,215,365 shares of its common stock.  The Company issued such shares to two (2) principals of Jersey, particularly 2,354,793 shares were issued to Mario Beckles and 4,860,571 shares were issued to Arnon Rodriguez.  All shares issued to Mr. Beckles and Mr. Rodriguez are included in the shares being registered for resale pursuant to this prospectus.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurement.  This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. This standard is not currently applicable to the Company.

In April 2010, the FASB issued ASU No. 2010-13, Compensation – Stock Compensation.  This update will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This update will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.  The adoption of this standard did not have a material effect on the Company's consolidated results of operations or financial condition.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurement (ASC Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirement in U.S. GAAP and IFRS's.   This update provides amendments to ASC Topic 820 so that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2011, FASB issued ASU No. 2011-05, Comprehensive Income (ASC Topic 220), Presentation of Comprehensive Income. This update provides amendments to ASC 220 to increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS).  Most notably, the update eliminates the option to present components of other comprehensive income (loss) as part of the statement of changes in stockholders’ equity (deficit). The amendment is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company currently displays comprehensive income (loss) in its statement of operations and accordingly, doesn't anticipate the adoption of this update having a material effect on the financial position, results of operations or cash flows of the Company.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  The following items in our financial statements require significant estimates and judgments:

Accounting for Income Taxes. The Company is governed by Australia and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted provisions of ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes."  These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. Upon the adoption of ASC 740, the Company had no unrecognized tax benefits. During the years ended June 30, 2011 and 2010 no adjustments were recognized for uncertain tax benefits. The years 2008 through 2011 are subject to examination by the Australian Taxation Office. The year-ended June 30, 2011 is subject to examination by the United States Internal Revenue Service.

Accounting for Stock Based Compensation: The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the Securities and Exchange Commission (SEC) in March 2005 regarding its interpretation of ASC 718.  ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 "Equity-Based Payments to Non-Employees.

Related Party Transactions

From inception through June 30, 2010, we borrowed approximately $370,000 from three directors, particularly, James Nathanielsz, Dr. Douglas Mitchell and Dr. Julian Kenyon, two of whom, James Nathanielsz and Dr. Douglas Mitchell are also officers of the Company.  Such loans had no specific repayment terms and bore interest at a rate of 30% per annum. The loans were to be convertible into shares of common stock at a conversion rate equal to the initial price we sold our stock, which is $0.16.   On May 13, 2010, the entire outstanding amount on the loans and accrued interest due to the directors was converted into 3,305,615 shares of common stock.

During fiscal year 2011, we borrowed additional sums from a shareholder, Ostrowski Properties Pty Ltd.  These advances are non-interest bearing.  The total amount owed to Ostrowski Properties Pty Ltd. as of August 1, 2011 was $95,550. In August, 2011, Ostrowski Properties Pty Ltd. exchanged the entire amount outstanding for 63,234 shares of our common stock at a conversion price of approximately $1.50 per share.  Ostrowski Properties Pty Ltd. is controlled by the father and mother-in-law of the Company’s Chief Executive Officer, James Nathanielsz, whose wife is also a beneficiary of a trust established by such company.

BUSINESS

Overview

Propanc Health Group Corporation is a development stage healthcare company whose current focus is the development of new cancer treatments for patients with solid tumors such as pancreatic and colorectal cancer.

Propanc, together with its scientific and oncology consultants, has developed a rational, composite formulation of anti-cancer compounds which together exert a number of anti-cancer actions.  Propanc’s leading products, PRP and PRP-DCM, are novel, patented suppository formulations based on proenzymes, which are inactive precursors of enzymes.  There is a substantial body of literature on the potential utility of both proenzymes and enzymes in the treatment of cancer, and Propanc is of the view that its proprietary products PRP and PRP-DCM will provide a potent, multi-pronged attack on cancerous cells.  As a result of positive early indications of the anti-cancer effects, Propanc intends to progress PRP and/or PRP-DCP along the rigorous, formal non-clinical and clinical development pathway required to obtain regulatory approval to market its proenzyme formulation.  Propanc intends to undertake development of manufacturing, formal non-clinical studies and then Phase I, II and III clinical trials in order to generate the quality, safety and efficacy data required for regulatory approval.  Propanc hopes that encouraging early results will be replicated in large, controlled clinical trials, but recognizes the possibility that large clinical trials will not replicate early results.

In the near term, Propanc’s clinical development target is patients with limited remaining therapeutic options for the treatment of solid tumors such as colorectal or pancreatic tumors.  The data generated to date suggests that Propanc’s lead product, PRP, is well tolerated, and hence in the longer term, Propanc will be targeting the development of its lead product as a treatment for earlier stage cancer, and also as a preventative for patients at high risk of developing cancer –eg. those diagnosed with precancerous diseases, or patients identified as being at high risk of developing cancer based on genetic analysis.  Before targeting these longer term development targets, as a first step Propanc hopes to demonstrate clinically the potential of its lead product in late stage cancer patients whose treatment options are limited.

Company History

Propanc’s scientific roots date back almost 100 years to the work of Professor John Beard at the University of Edinburgh in the UK whose pioneering work on tumor cell biology and potential new approaches to treating cancer by targeting specific pathways which kill off cancer cells, but leave healthy cells alone.  In more recent times interest in the work of Professor Beard has re-emerged, driven by the insights into his work offered with modern day knowledge of tumor cell and molecular biology.

Scientific work undertaken over last fifteen years

Work over the last fifteen years by other scientists and clinicians, including Dr. Josef Novak in the US and a since-retired oncologist, Dr. Frantisek Trnka, from the Czech Republic, has shined new light on the therapeutic potential of Professor Beard’s insights. Extensive laboratory work undertaken over a number of years by Novak and Trnka was reported in the journal Anticancer Research in 2005 in the paper entitled ‘Proenzyme Therapy of Cancer’.  The conclusion of Novak and Trnka from this work was that “we have discovered that proenzyme therapy, mandated first by John Beard nearly one hundred years ago, shows remarkable selective effects that result in growth inhibition of tumor cells with metastatic potential”.

Novak and Trnka also treated a number of cancer patients with trypsinogen, chymotrypsinogen and amylase, the same enzymes and proenzymes now being developed by Propanc in the product PRP.  Insufficient detailed data on the patient treatment was published to enable Propanc to speculate as to the significance of the outcome, however the conclusion of Novak and Trnka, presented in 2004 at the Seventh International Conference of Anticancer Research and published in the journal Anticancer Research, was that  “the mixture of these enzymatic activities produces potent anti-metastatic and antitumor effects in cellular, animal and human systems”.

While these initial scientific observations continued to support the work initiated by Professor Beard many years ago, the opportunity remains for a more formal, evidence based approach to development of this proenzyme formulation. This work has not yet been undertaken and Propanc plans to conduct this work, involving expanding research efforts to elucidate the proenzyme mechanism of action, and undertaking the accepted formal drug development approach of preclinical studies, followed by Phase I, II and III clinical trials.

Propanc Pty Ltd established in 2007

In early 2007, Dr. Julian Kenyon, the Medical Director of the Dove Clinic in the United Kingdom and now a director of our company, and Dr. Douglas Mitchell, also a director and our President, further developed the therapeutic concepts of Beard and identified strategies which could improve upon the therapeutic potential of Beard’s original ground-breaking work, while continuing to explore the work initiated by Drs. Novak and Trnka.

In 2007, Drs. Kenyon and Mitchell, through The Dove Clinic and Opal Clinic respectively, treated cancer patients in the UK and Australia with a novel, suppository formulation of proenzymes. The treatment was undertaken under special UK and Australian regulatory provisions.  In the UK it was undertaken under the MHRA ‘Specials’ regulations designed for patients who have special clinical needs that cannot be met by licensed medicinal products, and in Australia under the TGA’s Special Access Scheme, a mechanism which provides for the import and/or supply of an unapproved therapeutic good for a single patient, on a case by case basis. In both jurisdictions, patients are permitted to receive treatment on an individual basis for compassionate use as long it is supplied by a recognized, licensed manufacturer who is able to meet certain guidelines for unapproved products, and individual case files are maintained for patients should the regulatory authorities require this information.  No prior approval was required by either the MHRA or TGA prior to the commencement of treatment.  No suppository formulation of the proenzymes was available and it was necessary for a novel suppository formulation to be manufactured specifically for these patients by a suitably licensed manufacturer.

In early 2007, the suppository formulation was developed by Mandeville Medicines, Buckinghamshire, UK, at the request of, and in consultation with, Drs Kenyon and Mitchell, in an effort to improve on results reported in the literature pertaining to the potential therapeutic use of enzymes in cancer treatment. To date, proenzyme suppositories have not been available for commercial use for the treatment of cancer.  Patients were first treated with the suppository formulation in April 2007 at The Dove Clinic, UK and in July 2007 at the Opal Clinic, Australia.

Overall, forty-six late stage cancer patients suffering from a range of malignancies in the UK and Australia received treatment with the proenzyme suppositories over periods of time ranging from 1 month to in excess of 17 months. A retrospective patient history review was undertaken by Dr Kenyon, and this report was subject to review by Professor Klaus Kutz who, at the time of the review, was an independent consultant in clinical pharmacology and safety, specializing in oncology. It should be noted that this was not a formally constituted clinical trial but a retrospective review of the patient notes and that the data is incomplete with some details not recorded in the patient notes, with some patients discontinuing treatment for a variety of reasons, and some patients being lost to follow up. In addition, there were no predefined treatment or control groups, no formal end-points, and no statistical analysis was or could reasonably be conducted.

It was observed that no patients were reported as living for a period less than that predicted by the treating clinician at the time treatment was commenced, and that a number of patients lived longer than predicted (Please see Table 1 below).

Table 1 – Tabulated listing from independent review by Professor Klaus Kutz of patients surviving longer than predicted by treating clinician.

Patient No.	Disease	Life expectation*	Survival*
1	Pancreas carcinoma	2	8
2	Bladder, Ovarian	4	11
5	Stomach cancer	2	8
6	Non-Hodgkin Lymphoma	2	9
7	Ovarian cancer	6	12**
9	Mesothelioma	3	9
10	Ovarian cancer	6	11
11	Prostate cancer	1	5
13	Breast cancer	6	9***
15	Neuro-endocrine tumor	10	17****
16	Colon rectal cancer	6	17****
19	NSCLC	3	5
28	Gastric cancer	3	7
29	Prostate cancer	12	14****
30	Prostate cancer	12	12****
43	Pancreas carcinoma	3	7****

* in months
**treatment was stopped after 12 months
*** treatment was stopped after 9 months
**** treatment continues, patient still alive (as at the time of reporting - 8 January, 2009)

Propanc’s scientific and oncology consultants recognize that the review of these patients (in terms of future development plans of its lead product), has limited scientific value because it was not a controlled, prospective clinical trial.  Management believes that since some of the participants lived marginally longer than anticipated by attending clinicians, it provides sufficient basis to justify further research to determine whether the perceived increase in life expectancy or survival can be attributed to the proposed therapeutic product.

Whilst significant investment must be made to demonstrate safety and efficacy, internally management believes this product has potential as an effective cancer treatment for a range of solid tumors.  This belief is based on the clinical experience of the medical personnel affiliated with the company. Neither Propanc nor its founders have conducted any other clinical treatments or investigations with the proenzyme suppository formulation.

Following the unpublished retrospective review of the patient histories of the 46 cancer patients, Dr. Kenyon, Dr. Mitchell and Mr. James Nathanielsz, Propanc’s Chief Executive Officer, developed a strategy to commercialize the newly developed proenzyme suppository formulation, now designated PRP.  Propanc Pty Ltd, our subsidiary, was established in Australia in late 2007 to refine, develop and commercialize novel, patented proenzyme therapeutics for the treatment of cancer.

Important milestones over the years following the establishment of Propanc Pty Ltd include:

●
The establishment of a research collaborative partnership with Dr David Tosh from Bath University in early 2008 to investigate the molecular mechanisms by which the Propanc proenzyme formulation is acting.

●
The establishment in 2008 of a Scientific Advisory Board comprising Professor John Smyth (Edinburgh University), Professor Klaus Kutz (Bonn University) and Professor Karrar Khan (De Montfort University).

●
A meeting with the MHRA (UK regulatory authority) in 2008.  Data presented to the MHRA included the human data generated from 46 patients, in vitro studies on the effects of proenzymes and enzymes on cancer cells, a non-clinical pharmacodynamic study in mice demonstrating no signs of drug toxicity and favorable tumor growth inhibition, and a detailed review of published data.  The MHRA advised that the existing pharmacology data supported the clinical development of PRP, and that the conduct of a 28 day multiple ascending dose study in patients with advanced carcinoma (cancer) could be initiated.  However, the study was not initiated because management decided to focus on its research activities to increase its intellectual property portfolio and scientific knowledge about the proenzyme formulation prior to commencing the next stage of clinical development.  It was also agreed further non clinical testing may be required to satisfy both potential clinical trial investigators and other regulatory authorities as the trial will be initiated outside the UK, such as in the EU or the USA, the relevant regulatory authorities being the EMA (European Medicines Agency) and FDA (Food and Drug Administration) respectively.

●	In 2009, two provisional patents were filed covering novel formulations of proenzymes and their use in the treatment of cancer.
●
In 2009, additional scientific research was undertaken with Bath University and Granada University identifying anti-cancer effects of the proenzymes including triggering cell necrosis (cell death) and apoptosis (programmed cell death) and the induction of cell differentiation (i.e. inducing cancer cells to exhibit more normal cell behaviour). This provided an avenue for Propanc to increase its intellectual property base and patent new pharmaceutical compositions designed to enhance the effects of the proenzymes whilst maintaining their safety profile.

●
In 2010, the above work was supplemented with additional data showing further mechanisms of anticancer effects of proenzymes, including anti-angiogenic activity (preventing new blood vessel formation) in tumors, and anti-metastases (prevention of tumor spreading) by increasing adhesion between tumor cells.

●
In mid 2010 the identification of an enhanced formulation of PRP, designated PRP-DCM with greater ability to inhibit blood vessel formation in tumors compared to PRP.  Patents covering this additional formulation were filed in late 2010.

●	In late 2010, the establishment of Propanc Health Group Corporation

Propanc’s Technology

PRP

Our lead product, PRP, is a novel, patented once daily suppository formulation of proenzymes. In limited human testing as outlined earlier, supplemented by laboratory research at the Universities of Bath and Granada on the mechanism of action of the proenzyme mixture, evidence has been obtained which suggests PRP may be effective against a range of solid tumors.

At the Universities of Bath and Granada, it was demonstrated for the first time that E-cadherin and β-Catenin expression is increased in all the cancer cell lines tested and induction of differentiation was observed in colon carcinoma cells.  In human cancers, partial or complete loss of E-Cadherin expression and loss of differentiation correlates with increased malignancy. The scientists conducting the studies at the Universities of Bath and Granada concluded that potential beneficial effects in patients treated with pancreatic proenzymes “could be due to the increased expression of E-Cadherin/ β-Catenin complexes induced by serine proteases treatment and some degree of cell differentiation and loss of cell proliferation”.  Propanc is working with Universities of Bath and Granada in order to publish the manuscript in a peer reviewed journal to be determined.

In addition to possibly extending survival, the limited human testing showed no observable severe, or even serious adverse reactions and can be easily self-administered.

Most cancer treatments currently on the market suffer from limitations of excessive toxicity or the development of resistance, limiting the extent to which they can be used chronically to control cancer over the long term.  Whilst the clinical findings with PRP are early and subject to confirmation in future clinical trials, these data gathered to date, together with the observation that no evidence has been observed of the development of resistance by the cancer to PRP, suggest that PRP may be suitable for long term, chronic therapy.

PRP-DCM

Recent work undertaken by Propanc has focused on maximizing the potential of PRP as a drug suitable for long term maintenance by:

●	Enhancing the effects of the proenzyme formulation by selecting additional ingredients at non-toxic dose levels which can augment the anti-cancer activity; and
●	Building on Propanc’s knowledge of the mechanism of action of proenzymes in treating cancer to create additional patent opportunities to further protect Propanc’s competitive position in the field.

Scientific research has focused on developing a novel combination of anti-cancer agents working in combination with proenzymes which enhance PRP’s anti-cancer effects.  The enhanced proenzymes-based formulations combine PRP with at least one of two types of identified compounds considered on the basis PRP’s mechanism of action to synergistically enhance the anti-cancer effects of PRP.

In November 2010, in collaboration with Dr. Paul Clayton, an expert in cancer prevention and nutrition and former advisor to the Committee on Safety of Medicines (UK), we identified a novel formula comprising of specific anti-cancer agents in combination with PRP which enhance the ability of PRP to target cancerous cells with minimal side effects to healthy cells.  Experimental results conducted by Propanc researchers show the novel formulation, designated PRP-DCM, was superior to PRP in vitro.  As a result of the work undertaken in collaboration with Dr. Paul Clayton, an international patent application was filed late 2010 which is directed to enhanced proenzyme patent formulations and combination therapies comprising trypsinogen and chymotrypsin.  Dr. Clayton was awarded a success fee in the form of shares of our common stock representing 1% of the shares then currently issued and outstanding in recognition of his contribution to this research. The patent application is jointly owned by Propanc and the University of Bath, with an exclusive right and license to commercialize any joint intellectual property being held by Propanc (see under License Agreements and Intellectual Property for further details).

As is frequently seen in cancer research, animal cancer models using PRP-DCM have in some instances shown very encouraging results, with less clear cut results in other animal models.  Propanc is working to understand which models are most appropriate, and how to further optimize the PRP-DCM formulation.

The research work being undertaken on PRP-DCM is being conducted by the University of Granada and the Australian companies vivoPharm who are undertaking the work under contract with Propanc and have no continuing financial interest in the development and commercialization of PRP-DCM.  Alternative suppliers of these research services have been identified, should such alternatives be required.  For completeness, it should be noted that the Managing Director of vivoPharm, Dr Ralf Brandt, is presently engaged as a member of the Propanc Scientific Advisory Board.

POP1

In order to maximize its proprietary knowledge on the use of proenzymes in the treatment of cancer, Propanc is presently undertaking research to identify the mechanism at the molecular level by which Propanc’s proenzyme formulation is acting to cause cancer cell death.  A research program has been established with Propanc’s collaborators at the University of Granada to investigate the changes in genetic and protein expression which occur in cancer cells as a consequence to being exposed to Propanc’s proenzyme formulation.  The objective of this work is to understand at the molecular level the targets of Propanc’s proenzyme formulation, thereby providing the opportunity for the identification of new, patentable drugs which can be further developed by Propanc, such as synthetic recombinant proteins designed to improve the quality, safety and performance of proenzymes used in the proposed formulations.

The POP1 research work is being conducted by the University of Granada which is undertaking the work under contract with Propanc and has no continuing financial interest in the development and commercialization of any outcomes from this project.

PRP Injection

The present focus of the development of PRP is to create an anti-cancer product that is effective in treating cancer, and which is sufficiently well tolerated to be suitable for chronic, long term use in patients with diagnosed cancer, and potentially in the longer term in patients at high risk of developing cancer.

An additional opportunity for PRP is in the treatment of solid tumor masses by the direct injection of PRP into those tumor masses.  In order to achieve this, Propanc is developing an injectable form of PRP which would be suitable for direct injection into tumor masses, the intention being to cause shrinkage of individual problematic tumor masses.

The development of the PRP Injection is still at the early stage, with the focus for Propanc being on the development of the PRP suppository.  Subject to the availability of sufficient capital, Propanc’s intention is to undertake the early development of the PRP Injection in parallel with the non-clinical and clinical development of PRP.  Should the data from this development work support the further development of the PRP Injection, Propanc may undertake the development of the PRP Injection as a follow on product to PRP, leveraging the data package which has been generated on PRP to progress the PRP Injection relatively rapidly through non-clinical development and into clinical studies.

No research organizations are currently under contract in respect of the research and development of PRP Injection.

The PRP Mechanism of Action

The mechanism by which proenzymes exert an anticancer effect is not fully known.

There is evidence showing that proenzymes are activated at the tumor site and tumor cell surface and that these in turn activate Protease Activated Receptors Type 2 (PAR2).  Activation of PAR2 results in a cascade of intracellular activities, including activation of a major component of the cell which controls its structure and architecture, the actin cytoskeleton.  In a cancer cell, proenzymes have the effect of converting globular actin into tight filamentous actin, which causes the cancer cell structure to collapse and induce cell death.  This reduces tumor volume and is often noticed in clinical practice.

Other mechanisms are thought to also contribute to the anticancer effects of proenzymes, including inactivation of growth factors which can often contribute to cancer cell growth.  Inactivation of growth factors is one of the mechanisms of action by which other anti cancer drugs work, eg. Avastin™ which blocks a growth factor called vascular endothelial growth factor, or VEGF, and inhibits the growth of blood vessels at the site of the tumor.  Data has been generated showing PRP also inhibits the growth of blood vessels, although the mechanism by which this is achieved is not fully known.

Additional effects which have been observed, although their mechanism is not fully understood, include triggering cell necrosis (cell death), induction of apoptosis (programmed cell death), the induction of cell differentiation (i.e. inducing cancer cells to exhibit more normal cell behavior), the inhibition of angiogenesis (preventing new blood vessel formation) in tumors, and anti-metastases (prevention of tumor spreading) by increasing adhesion between tumor cells.

The PRP Formulation

Oral pancreatic enzymes have been administered previously in a variety of circumstances, and are in current clinical use in conditions where the pancreas is unable to produce sufficient enzymes for the digestion of food.  A number of oral pancreatic enzyme products are presently approved in the US for use in patients who do not produce enough pancreatic enzymes.  Approved pancreatic enzyme products include Pancreaze™ from Johnson & Johnson, CREON® from Abbott Laboratories, and ULTRASE® from Axcan Pharma US.

Oral enzymes have also been investigated previously for the treatment of cancer and, whilst generating encouraging results, their widespread use has been hampered by the very large quantities that have been considered necessary for effective treatment – 130 or more tablets per day!  The high dose used with oral delivery is considered necessary due to the oral enzymes being broken down in the stomach and duodenum, the first part of the small intestine, and very little actually being absorbed into the general circulation.

The PRP drug product is an enhanced proenzyme formulation comprising amylase and the proenzymes of trypsinogen and chymotrypsinogen specifically formulated as a suppository suitable for rectal administration.  Patent protection is currently being sought for this PRP drug product, which forms part of the subject matter of International (PCT) Patent Application No. PCT/AU2010/001403 filed on 22 October 2010 in the name of Propanc Pty Ltd, the Australian operating subsidiary.

By administering a proenzyme rectally, and by using a specific formulation, the normal breakdown of the enzymes when taken orally is avoided and the drug can potentially be absorbed into the general circulation intact. It is also suggested that these protease proenzymes are resistant to inactivation by protease inhibitors.  Propanc’s management and scientific consultants believe that the development of a rectally administered proenzyme formulation will lead to improved efficacy in the treatment of cancer compared with current oral enzyme preparations, and will substantially reduce the dose in comparison to that used previously for oral enzyme therapy for the treatment of cancer.

Target Indications

The management of cancer differs widely, with a multitude of factors impacting on the choice of treatment strategy.  Some of those factors include:

●	The type of tumor, usually defined by the tissue in the body from which it originated.
●	The extent to which it has spread beyond its original location.
●	The availability of treatments, driven by multiple factors including cost, drugs approved, local availability of suitable facilities etc.
●	Regional and geographic differences.
●	Whether the primary tumor is amenable to surgery, either as a potentially curative procedure, or as a palliative one.
●	The balance between potential risks and potential benefits from the various treatments, and probably most importantly,the patient’s wishes.

For many patients with solid cancers, such as breast, colorectal, lung and pancreatic cancer, surgery is frequently the first treatment option, frequently followed by first line chemotherapy +/- radiotherapy.  Whilst hopefully such procedures are curative, in many instances the tumor returns, and second line treatment strategies are chosen in an effort to achieve a degree of control of the tumor.  Sadly, in many such instances, the benefit is temporary, and eventually the point is reached where the patient’s tumor either fails to adequately respond to treatment, or the treatment has unacceptable toxicity which severely limits its usefulness.

Should the proposed Phase I, II and III clinical trials confirm the efficacy of Propanc’s PRP products, along with the excellent safety and tolerability profile suggested by experience to date, Propanc envisages PRP, and/or PRP-DCM, will potentially have utility in a number of clinical situations, including:

●	In the early stage management of solid tumors, most likely as part of a multi-pronged treatment strategy in combination with existing therapeutic interventions
●	As a product that can be administered long term for patients following the completion of their initial treatment, in order to prevent or delay recurrence
●
As an agent which can reduce the risk of the development of cancer in patients at high risk of developing cancer, e.g. Patients who have been diagnosed with pre-cancerous conditions, or those in whom genetic analysis identifies them as being at high risk of developing cancer.

Whilst the above constitute long term opportunities for PRP and/or PRP-DCM, they are not the initial targets for which Propanc plans to develop PRP and/or PRP-DCM.  In the first instance, Propanc plans to target patients with solid tumors, most likely colorectal and pancreatic tumors, for whom other treatment options have been exhausted.  This is a common approach by which most new drugs for cancer are initially tested.  Once efficacy and safety has been demonstrated in this patient population, exploration of the potential utility of the drug in earlier stage disease can be undertaken, together with investigation of the drug’s utility in other types of cancer.

Development Strategy

Propanc’s strategy for the development of its technology is to undertake early stage non-clinical and clinical development of its drug products through to a significant value inflexion point.  Such value inflexion points in the context of cancer drugs are typically at the point where formal, controlled clinical trials have demonstrated ‘proof of concept’ – typically meaning that there is controlled clinical trial evidence that the drug is effective in the proposed target patient population, has an acceptable safety profile, and is suitable for further development.  From a ‘big picture’ perspective, it is Propanc’s intention to progress the development of its technology through to completion of Phase IIa ‘proof of concept’ clinical trials, most likely in two separate therapeutic indications, and then to seek a licensee for the further development beyond that point.

As part of that commercial strategy, Propanc will:

●	Continue research and development to build our existing intellectual property portfolio, and to seek new, patentable discoveries.
●	Seek to ensure all product development is undertaken in a manner that makes its products approvable in the major pharmaceutical markets, including the U.S., Europe, the UK and Japan.
●	Aggressively pursue the protection of our technology through all means possible, including patents in all major jurisdictions, and potentially trade secrets
●
Acquire new targets:  We will investigate opportunities to acquire new targets which complement our future goals and expand our products and services within related healthcare fields.  Examples of potential acquisitions include research and development facilities, intellectual property to expand our pipeline, radiology clinics and pharmaceutical manufacturers.

Development Plan and Milestones

Propanc’s development plans for its existing product portfolio are summarized below.

PRP and PRP-DCM

As outlined earlier, Propanc has identified an enhanced version of PRP, designated PRP-DCM, which based on data to date, potentially offers improved efficacy compared to the existing lead product, PRP.  Propanc is presently undertaking additional preclinical studies investigating the potential of PRP-DCM and, based on the results of those studies, plans to select one of PRP or PRP-DCM to progress into formal non-clinical and clinical development.

Once the development candidate has been selected, Propanc plans to progress the selected candidate down a conventional non-clinical and early stage clinical development pathway.  Propanc plans to undertake its early clinical development in Germany, and thus the first step proposed is a meeting with the German regulatory authority, BfArM, to discuss Propanc’s non-clinical and clinical development plans.  Following that advice, the development program will be finalized, key aspects of which will be:

●	The development of the manufacturing process and the manufacture of drug substance for non-clinical development over a period of nine months
●	Initiation and conduct of non-clinical safety pharmacology, genotoxicity and toxicology studies in parallel with the manufacture of drug substance where possible
●	Finalisation of a regulatory submission to conduct a Phase I safety study in Germany, and submit to the German regulatory authority, BfArM, for approval
●	Conduct of a six month Phase I safety study in Germany – potentially in healthy volunteers and then late stage cancer patients if required – this may be dependent on outcomes from nonclinical studies.
●	Undertake an eighteen month Phase IIa proof of concept study in late stage solid tumor patients utilising surrogate efficacy markers and clinical end-points

Propanc is hoping to achieve the Phase IIa proof of concept milestone in approximately three years, subject to discussions with the various regulatory authorities in Europe and the US, and the results from our research and development activities.

The expenditure related to the research and development activities described above will occur before, during and after each activity is completed.

Company overheads are likely to increase from its current level as Propanc’s lead product progresses down the development pathway and into clinical development, driving the need to increase the Company’s internal resources in order to effectively manage the R&D activities.

Propanc is seeking to raise sufficient capital to complete up to Phase I clinical trials over the next eighteen months (further described in the budget section), although additional capital may be sought after twelve months to support expansion of research and development activities and company overheads (assuming planned expansion of internal resources are approved internally and completed accordingly).

Anticipated timelines

	2012				2013				2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Complete efficacy animal models on PRP-DCM	X
Select development candidate between PRP and PRP-DCM	X
Manufacturing, production of drug substance and product for preclinical and clinical trials		X	X	X
Non-clinical development		X	X	X
Obtain regulatory approval				X
Phase I					X	X
Phase IIa – Proof of Concept							X	X	X	X	X	X

POP1

As outlined previously, a research program has been established with Propanc’s collaborators at the University of Granada to investigate the changes in genetic and protein expression which occur in cancer cells as a consequence to being exposed to Propanc’s proenzyme formulation.  The objective of this work is to understand at the molecular level the targets of Propanc’s proenzyme formulation, thereby providing the opportunity for new, patentable drugs which can be further developed by Propanc.

Propanc anticipates results from this work flowing from early 2012.  Subject to the results from this work identifying the potential mechanism by which PRP is acting, Propanc plans to commence a targeted drug discovery program utilizing the identified molecular target to search for novel anticancer agents.

PRP Injection

Propanc’s initial focus will be on the selection of a PRP development candidate, and the progression of the selected candidate down a formal drug development pathway.  In parallel with that work, Propanc plans to investigate in animal models of cancer the potential efficacy and tolerability of injecting PRP directly into a solid tumor.  Subject to that work producing favorable results, Propanc plans to commence the formal non-clinical and clinical development of the injectable PRP formulation.  It is anticipated that the animal model studies will be completed by mid-2012, enabling a decision in respect of progressing PRP Injection at that time.

Budget

Propanc’s proposed expenditure for the program is outlined in Table 2 below.

Budget Allocation	Project	Activity to be Completed	Tasks	AU$ Cost
Research & Development	PRP	One lead project will be selected and taken to completion of Phase I	Phase I	2,500,000
	PRP-DCM		Preclinical Development	1,500,000
			CMC	1,100,000
	POP1	Identification of development candidate	Lead compound screening	320,000
			Molecular target identification	60,000
	PRP injection	Determination of in vivo efficacy of proenzymes via intra-tumoral injection	Pharmacology/in vivo efficacy in relevant tumor model	100,000
Intellectual property	PCT WO 2011/047434 A1	Completion of national phase entry	Filing of patent in individual countries	80,000
Overheads	-	-	-	1,800,000

Multiple factors, many of which are outside of Propanc’s control, can impact on the ability of Propanc to achieve its target objectives within the planned time and budgetary constraints.  Subject to these caveats, it is Propanc’s objective to achieve the following R&D milestones within the proposed budget:

●	One of PRP or PRP-DCM completed Phase I clinical trial
●	Development candidate identified from the POP1 program
●	PRP Injection completed animal efficacy testing

Corporate Strategy

Propanc operates as a ‘virtual’ company contracting services, skills and expertise as required to achieve its scientific and corporate objectives.

As the business grows and gains more personnel, outsourcing will continue to be the preferred model, where fixed and variable costs are carefully managed on a project by project basis. This means our research and development activities will be carried out by third parties. So far we have engaged our research partners from the Universities of Bath and Granada.  Additional third parties with specific expertise in research, compound screening and manufacturing (including raw material suppliers) will be contracted as required.  Initial discussions have been held with several third parties and will be contracted as Propanc progresses into the next stages of the development process.

Propanc’s initial focus will be to organise, coordinate and finance the various parts of the drug development pipeline.  New personnel will be carefully introduced into the company over a period of time as the company’s research and development activities expand. They will have specific expertise in product development, manufacture & formulation, regulatory affairs, toxicology, clinical operations and business development (including intellectual property management, licensing and other corporate activities).

In the first instance, additional clinical management and development expertise is likely to be required for our lead product, therefore Propanc anticipates an increase in employees in order to effectively manage its contractors as the project progress down the development pathway.

This out-sourcing strategy is common in the biotechnology sector, and is an efficient way to obtain access to the necessary skills required to progress a project, in particular as the required skills change as the project progresses from discovery, through manufacturing and non-clinical development, and into clinical trials.  Propanc anticipates continuing to utilize this model, thereby retaining the flexibility to contract in the appropriate resource as and when required.

Current Operations

Propanc is at a pre-revenue stage.  We do not know when, if ever, we will be able to commercialize our PRP products.  Presently, we are focusing our efforts on organizing, coordinating and financing the various aspects of the drug research and development program outlined earlier in this document.  In order to commercialize our PRP products, we must complete preclinical development, and Phase 1, 2 and 3 clinical trials in Germany, the UK, Australia, or elsewhere, and satisfy the applicable regulatory authority that PRP is safe and effective.  We estimate that this will take approximately seven years.  Once we have progressed our development projects sufficiently down the development pathway to achieve a major increase in value, we will consider seeking a suitable licensing partner to complete the remaining development activities, seek regulatory approval, and market the product.

Key Highlights

In summary, the key highlights of this opportunity are:

●
Progressing development of a once-daily proenzyme cancer treatment through non-clinical and clinical development, and ultimately, obtaining regulatory approval as an effective, clinically proven therapeutic option:  Cancer is the leading cause of death worldwide. Global demand for effective, safe and easy to administer cancer treatments is increasing rapidly. Our goal is to receive worldwide regulatory approval in several therapeutic indications for our lead product, targeting tumor types where there is an established medical need and where little or few treatment options exist. We are ready to capitalize on the significant market opportunity which exists for an effective, well tolerated anti-cancer therapeutic.

●
Multiple mechanisms of action: Unlike many products approved for the treatment of cancer, our treatment exerts multiple effects on cancerous cells which inhibits tumor growth and potentially stops it from spreading throughout the body.  As we progress our research, we intend to elucidate further the multiple mechanisms of action to identify opportunities to expand our intellectual property portfolio.  Furthermore, we hope to uncover the molecular target/s of the proenzymes to identify potential opportunities for developing new compounds.

●
Encouraging data from patient treatment: Scientific research undertaken over the last 15 years and the clinical experience from treating patients in the UK and Australia has provided evidence that PRP may be an effective treatment against cancer, and warrants further development.

●
Unique intellectual property: We are focusing on building a significant portfolio of intellectual property around our scientific understanding of the effects of proenzymes in cancer, identifying new formulations, new routes of administration and potential new therapeutic targets. The PRP drug product is an enhanced proenzyme formulation comprising amylase and proenzymes of trypsinogen and chymotrypsinogen, particularly formulated as a suppository suitable for rectal administration.  Patent protection is currently being sought for this PRP drug product, which forms part of the subject matter of International (PCT) Patent Application No. PCT/AU2010/001403 filed on 22 October 2010 in the name of Propanc Pty Ltd.  This international PCT application is also supported by the priority filings of Australian provisional patent application nos. 2009905147 and 2010902655, which were filed on 22 October 2009 and 17 June 2010 respectively (refer to heading “Intellectual Property” for further information).  The PRP-DCM drug product also forms part of the subject matter of International (PCT) Patent Application No. PCT/AU2010/001403.  The Authorised Officer indicated in the Written Opinion issued for this international PCT application, that the patent claims covering the PRP and PRP-DCM products were novel over the prior art cited in the International Search Report.

Current Therapies/Drugs Available

Current drugs in the market offer, at most, a few months of extra life or tumor stabilization.  Studies are revealing the genetic changes in cells that cause cancer and spur its growth and are providing scientific researchers with dozens of molecules, or “targets” that drugs could block.  Tumor cells, however, can develop resistance to drugs.  Some experts believe that drugs that kill most tumor cells do not affect cancer stem cells which can regenerate the tumor (e.g. chemotherapy).

We are developing a therapeutic solution for the treatment of patients with advanced stages of cancer targeting solid tumors, which is cancer that originates in organs or tissues other than bone marrow or the lymph system.  Common cancer types classified as solid tumors include lung, colorectal, ovarian cancer, pancreatic cancer and liver cancers.  In each of these indications, there is a large market opportunity to capitalize on the limitations of current therapies.

Limitations of Current Therapies

PRP was developed because of the limitation of current cancer therapies.  While surgery is often safe and effective for early stage cancer, many standard therapies for late stage cancer urgently need improvement; with current treatments generally providing modest benefits, and frequently causing significant adverse effects.  Our focus is to provide oncologists and their patients with therapies for metastatic cancer which are more effective than current therapies, and which have a substantially better side effect profile.

According to an article by Catherine Arnst in Business Week magazine issued on May 21, 2008, while progress has been made within the oncology sector in developing new treatments, the overall cancer death rate has only improved 7% over the last 30 years.  Most of these new treatments have some limitations, such as:

▪	Have significant toxic effects
▪	Are highly expensive
▪	Often have limited survival benefits

We believe that our treatment will provide a competitive advantage over the following treatments:

●
Chemotherapeutics:  Side effects from chemotherapy can include pain, diarrhea, constipation, mouth sores, hair loss, nausea and vomiting, as well as blood-related side effects, which may include a low number of infection fighting white blood cell count (neutropenia), low red blood cell count (anemia), and low platelet count (thrombocytopenia). Our goal is to demonstrate that our treatment will be more effective than chemotherapeutic and hormonal therapies with fewer side effects.

●
Targeted therapies:  Most common type is multi-targeted kinase inhibitors.  Common side effects include fatigue, rash, hand–foot reaction, diarrhea, hypertension and dyspnoea (shortness of breath).  Furthermore, the tyrosine kinases inhibited by these drugs appear to develop resistance to these inhibitors.  Whilst the clinical findings with PRP are early and subject to confirmation in future clinical trials, no evidence has yet been observed of the development of resistance by the cancer to PRP.

●
Monoclonal antibodies:  Development of monoclonal antibodies is often difficult due to safety concerns.  Side effects which are most common include skin and gastro-intestinal toxicities.  For example, several serious side effects from Avastin, a leading cancer drug, include gastrointestinal perforation and dehiscence (e.g. rupture of the bowel), severe hypertension (often requiring emergency treatment) and nephrotic syndrome (protein leakage into the urine).  Antibody therapy can be applied to various cancer types in some cases, but can also be limited to certain genetic sub populations in many instances.

●
Immunotherapy:  There is a long history of attempts to develop therapeutic cancer vaccines to stimulate the body’s own immune system to attack cancer cells.  These products, whilst they generally do not have the poor safety profile of standard therapeutic approaches, have rarely been particularly effective.  Whilst there are a number of therapeutic cancer vaccines currently in development, most are in the early stages of clinical development.  To date, only one therapeutic cancer vaccine has been approved by the US Food and Drug Administration.

In order to achieve our goal to provide therapies for oncologists and their patients which are more effective than current therapies, Propanc’s scientific and oncology consultants recognise significant hurdles must be met to achieve approval for our therapy, given our early stage of development and the absence of any clinical trial history for our product at this present stage.  This includes the need to undertake and successfully completing non-clinical studies and Phase I, II and III clinical trials to assess the safety and efficacy of our product in specific patient populations. To address this, Propanc has consulted with experienced medical and technical professionals to determine the regulatory requirements which must be met to achieve our goals and we intend to speak with various regulatory authorities in different territories to clarify their specific requirements before undertaking these further development activities.

Market Opportunity

As a proportion of the total global oncology drug sales, the market for new cancer treatments (defined as any new chemical or biological entity approved in the last ten years to treat cancer) has steadily risen, with the segment growing in absolute terms from US$7B in 2003 to just under US$22B in 2006. This definition ensures that only drugs recently launched, showing some superiority over established therapies, are included.  Our cancer treatment is intended to be positioned among the five types of cancer drug classes currently contributing to the significant growth in the oncology market.  The five main drug classes are chemotherapeutics, hormonals, immunotherapy and vaccines, targeted therapies and monoclonal antibodies.

Demand for new cancer products can largely be attributed to a combination of a rapidly aging population in western countries and changing environmental factors, which together are resulting in rising cancer incidence rates. According to the World Health Organization, cancer is expected to increase from 7.6 million annual deaths in 2005 to 9 million annual deaths by 2015, exceeding 11 million annual deaths by 2030.  As such, global demand for new cancer treatments which are effective, safe and easy to administer is rapidly increasing.  Our treatment will potentially target many aggressive tumor types for which little or few treatment options exist.

In the first instance, Propanc plans to target patients with solid tumors, most likely colorectal and pancreatic tumors, for whom other treatment options have been exhausted.  It is reported by the World Health Organization that in 2008, globally these cancers resulted in over 600,000 and 260,000 deaths per year, respectively.  With such a high mortality rate, a substantial unmet medical need exists for new treatments which can extend survival.

For example, current standard treatment for colorectal cancer consists of cytotoxics, which are associated with high levels of toxicity.  Despite the relatively recent approval of Erbitux™ and Avastin™, both of which are monoclonal antibodies, for the treatment of colorectal cancer, significant treatment-related adverse effects continue to be problematic for patients with colorectal cancer.  The need exists for tolerable agents that will improve quality of life for patients as well as offering a potential cure (Datamonitor, 2004).

For pancreatic cancer, due to a lack of effective therapies on the market for pancreatic cancer, any newly approved agents with some efficacy are likely to see significant uptake once commercialized (Datamonitor, 2004). Targeted therapies may fulfill this need, although further intensive R&D is necessary.

Once the efficacy and safety of PRP has been demonstrated in late stage patient populations, Propanc plans to undertake exploration of the utility of the drug in earlier stage disease, together with investigation of the drug’s utility in other types of cancer.

Anticipated Market Potential

It is difficult to estimate the size of the market opportunity for this specific type of product as a clinically proven, proenzyme formulated suppository marketed to oncologists across global territories for specific cancer indications, to the best of management’s knowledge, has not been previously available.

However, the markets for potential market for colorectal and pancreatic cancer may be characterized as follows:

●	Colorectal cancer:
o	In 2009, the global colorectal cancer therapeutics market was worth $7.0 billion. (GlobalData, Colorectal Cancer – Pipeline Assessment and Market Forecasts to 2020, Sep 2010)
o	Between 2001 and 2009, the market grew at a rate of 27.6%. (GlobalData, Colorectal Cancer – Pipeline Assessment and Market Forecasts to 2020, Sep 2010)
o	By 2020, the market is expected to be worth $8.8 billion. (GlobalData, Colorectal Cancer – Pipeline Assessment and Market Forecasts to 2020, Sep2010)
o
In 2009, bevacizumab was the leading drug with approximate sales worth $2.5 billion and a market share of 35.1%.  Oxaliplatin was the second leading drug with approximate sales of $1.3 billion and a market share 18.6%. Cetuximab, the EGFR inhibitor, was the third leading drug with an approximate sales value of $887 million and a market share of 12.7%. (GlobalData, Colorectal Cancer – Pipeline Assessment and Market Forecasts to 2020, Sep 2010)

●	Pancreatic cancer:
o	The world market for pancreatic cancer drugs is projected to exceed $1.2 billion by the year 2015. (Global Industry Analysts, Pancreatic Cancer Drugs: A Global Market Report, Mar 2010)
o
The market is driven by sales of Gemzar, the standard treatment for pancreatic cancer, as well as the only other approved therapy, Tarceva. The only potential option for cure is surgery, for which about a fifth of patients diagnosed with pancreatic cancer are generally suitable. (Global Industry Analysts, Pancreatic Cancer Drugs: A Global Market Report, Mar 2010)

o
Overall, the market id is expected to witness a decline in revenues between 2009 and 2014.  While the genericization of Gemzar will influence the market revenues, no substantial improvement in the unmet medical need is expected. (GlobalData, Pancreatic Cancer – Drug Pipeline Analysis and Market Forecasts to 2016, May 2010)

Based on the current situation for these two markets, Propanc management believes there is an attractive opportunity in both the colorectal and pancreatic cancer market sectors for the introduction of a clinically proven product which can achieve new benefits for patients in terms of survival and quality of life.  The current concentration of products suggests oncologists may be willing to try newly approved products, particularly if they can exhibit a favorable safety profile, although substantive R&D activities will be necessary to both obtain regulatory approval, and to generate the clinical safety and efficacy data needed to convince clinicians to use a new product.

License Agreements

We currently have an exclusive license with the University of Bath (UK), where we and the University co-own the intellectual property relating our proenzyme formulations.  This exclusive license will convert into an assignment of the intellectual property to us once certain development milestones are met.  An opportunity to purchase the commercial rights is available to us at any stage of development.

We have a joint commercialization agreement with the University of Bath and will continue to work together to patent and commercialize these discoveries, while continuing to elucidate the properties of proenzymes with the long term aim of screening new compounds for development.  At present, we are engaged in discussions with several technology companies who are progressing new developments in the oncology field as potential additions to our product line.  Initially targeting the oncology sector, our focus is to identify and develop novel treatments which are highly effective targeted therapies, with few side effects as a result of toxicity to healthy cells.

Propanc previously sponsored a collaborative research project at the University of Bath to investigate the cellular and molecular mechanisms underlying the potential clinical application of Propanc’s proprietary pancreatic proenzyme formulation.  Under the terms of the contract in respect of that project (effective 18th July 2008) the University of Bath owns the intellectual property in the project results (with Propanc having certain rights to the same).  Ownership of intellectual property in Propanc’s proprietary application existing prior to the commencement of the research project remained unaffected.

At the completion of the research, Propanc and The University of Bath established an agreement regarding the proenzyme technology where Propanc retained the exclusive rights and license to commercialize the joint patents and any other original research IP.  The agreement enabled the two parties to agree to terms for the commercialization of the technology, specifying future income sharing, royalty rates and license payments.  Terms of the Agreement include:

●	Propanc shall pay to the University of Bath a royalty being two (2) per cent of any and all net revenues.
●	In addition to payment of the royalty, Propanc shall pay to the University of Bath an additional sum of five (5) per cent of each and every licensee payment.
●
Propanc can make an upfront payment to the University of Bath which would serve as a buyout option, which takes into account future royalty rates and additional sums in the future to the University of Bath.

●
Unless terminated earlier, the agreement between the University of Bath and Propanc will continue until the date on which all of the patents worldwide have been held invalid or abandoned, or the date of expiration of the last patent.

●	Propanc has the exclusive right to prepare, file, prosecute, maintain, re-examine and reissue the patents, at Propanc’s sole cost and expense.
●
Following both successful completion of a Phase I clinical trial in man and commencement of a Phase IIa (Proof of Concept) clinical trial in man, in both cases involving the administration of a product or materials within a claim of any of the patents, the University of Bath shall assign its entire right, title and interest in and to the patents to Propanc.

Intellectual Property

We have recently filed an international patent application directed to enhanced proenzyme formulations and combination therapies comprising trypsinogen and chymotrypsin.  The international patent application has been based on previous provisional patent applications capturing our ongoing research and development in this area.

The international patent application was filed on October 22, 2010, which claims priority from Australian provisional patent application nos. 2009905147 (filed October 22, 2010) and 2010902655 (filed June 17, 2010).  The details of such patent are as follows:

●
Title:  A Pharmaceutical Composition For Treating Cancer Comprising Trypsinogen And/Or Chymotrypsinogen And An Active Agent Selected From A Selenium Compound, A Vanilloid Compound, And A Cytoplasmic Glycolysis Reduction Agent

●	Date filed: 22nd October 2010
●
Jurisdiction:  The Patent Cooperation Treaty or PCT is an international agreement for filing patent applications having effect in up to 117 countries.  Under the PCT, an inventor can file a single international patent application in one language with one patent office in order to simultaneously seek protection for an invention in up to 117 countries.

●	Application Status: Pending
●	Patent costs: To be paid by Propanc.
●	Expiration date: Not applicable.

The Company is currently undergoing the 30-month national phase filing deadline for this international PCT application, which is on the 22nd of April 2012.  This date is the deadline for entering the national phase in each country.  We have allocated expenses for costs related to intellectual property in the amount of $80,000.

Further, provisional patents (patent filing applications which do not include any formal patent claim, oath, declaration or informational disclosures.  These applications provide the means to establish an early effective filing date in a non-provisional patent application filed later in time and allow the term “patent pending” to be applied in connection with the description of the invention or work subject to the patent application.) are also expected to be filed to capture and protect additional patentable subject matter that is identified, namely further enhanced formulations, combination treatments, use of recombinant products, modes of action and molecular targets.

Our intellectual property portfolio also includes an extensive amount of confidential information, know-how and expertise in relation to the development and formulation of proenzyme based combination therapies.

The basis of Propanc’s intellectual property protection will be built around the following elements:

●
Method of use:  Understanding the mechanism of action of the PRP proenzyme formulations, enabling the identification of new molecular targets, potential new therapeutic compounds and identification of new formulations that are adapted to enhance activity.

●
Formulation:  We have developed an enhanced formulation containing the proenzyme trypsinogen in combination with at least one of two types of identified compounds considered effective for providing synergistic enhancement of the proenzyme based formulations.  A patentability assessment, based on an international prior art search, has indicated that strong potential exists for successfully obtaining patent claims covering a broad class of compounds based on the compounds identified.

●
Composition of Matter:  Synthetic recombinant proteins designed to improve the quality, safety and performance of proenzymes used in the proposed formulations form part of the research and development program.

Government Approvals

Dr. Julian Kenyon, as Medical Director of Dove Clinic, received approval via a UK ‘Specials’ License to have manufactured and use a novel three component suppository formulation.  The suppository formulation was developed by Dr. Julian Kenyon and was manufactured by an approved UK ‘Specials’ licensed manufacturer.  This custom manufactured product was used in the treatment of patients, at their expense, at the Dove Clinic and was also made available for the treatment of patients at the Opal Clinic in Australia, with an approval granted via Australia’s Special Access Scheme.  The UK ‘Specials’ regulations are designed to enable access to unlicensed products by individual patients who have special clinical needs that cannot be met by licensed medicinal products, and in Australia the TGA’s Special Access Scheme is a mechanism which provides for the import and/or supply of an unapproved therapeutic good for a single patient, on a case by case basis.

Based on the favorable results reported for the patients treated by the Dove Clinic and the Opal Clinic, as well as some initial experimental animal studies, a meeting was held with the Medicinal Products and Healthcare Regulatory Agency, or the MHRA, in the UK, to determine whether sufficient data was available to initiate patient trials.

In 2008 the MHRA advised that, based on the data presented, the pharmacology supported the clinical development of PRP, and that the conduct of a 28 day multiple ascending dose study in patients with advanced carcinoma could be initiated. This meeting helped Propanc to formalize the development program, with the objective of seeking worldwide regulatory approval for PRP to establish broader commercial acceptance for this type of treatment and thus enable us to generate global sales.

Since that meeting, we have identified a potentially superior formulation of PRP, designated PRP-DCM.  A decision as to the final development candidate will be made once additional data is available on PRP-DCM, and this may impact on the product development pathway.  Unlike the proenzyme formulation of PRP, for which there is considerable clinical experience, albeit by a different route of administration, some of the components in PRP-DCM have limited previous clinical usage, and thus a more substantial non-clinical and early clinical development program will be required should PRP-DCM be the selected development candidate.

The current goals for our lead development program are:

●	The development of a PRP treatment for late stage colorectal or pancreatic cancer, with development for earlier stage disease to follow.

●
Conduct clinical trials in Central Europe, possibly through the German Health Authorities who have experience with enzyme therapy and its use in oncology.  This approach should help facilitate a path to approval in Europe through the European Medicines Agency and eventually US Food and Drug Administration approval.

We intend to meet the German regulatory authority to discuss the proposed development program in the second half of 2011.

Clinical Trials

We intend to run the Phase I clinical trials in Central Europe within the next 12 – 18 months.  The trials will be managed and supervised by Professor Klaus Kutz, our Acting Chief Medical Officer, and assisted by Dr. Julian Kenyon and Professor John Smyth, a Scientific Advisory Board Member.

Employees

As of December 5,  2011, we had one full time employee. In addition to the one employee, our management team consists of contributing Board members who provide regular input into the Company’s operational activities. We also seek regular technical input from third party consultants affiliated with the Company. The members of our research and development team include our Founder and Scientific Director, Dr Julian Kenyon, Acting Chief Medical Officer, Professor Klaus Kutz and additional third parties from our Scientific Advisory Board and partner research organizations.

Our Corporate Information

Our principal executive offices are located at 576 Swan Street, Richmond, VIC, 3121, Australia and our phone number is +61 (0)3 9208 4182.  We were founded in 2010.  Our Australian subsidiary, Propanc Pty Ltd shares offices with us.  It was organized on October 15, 2007.

Corporate History

We were incorporated in the state of Delaware on November 23, 2010.  We were formed for the specific purpose of having shareholders of Propanc Pty Ltd, our Australian subsidiary, directly owning an interest in a U.S. company.  On January 29, 2011, we issued 64,700,525 shares of our common stock in exchange for 64,700,525 shares of Propanc Pty Ltd common stock.

Available Information

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Corporate Secretary at our corporate headquarters.  Additionally, the documents we file with the SEC is or will be available free of charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Other information on the operation of the Public Reference Room is or will be available by calling the SEC at (800) SEC-0330.

Property

Our corporate offices are located in Australia.   The lease costs $849 per month and expires on one months notice by either Propanc or the leasing company.

Research and Development

During the last two completed fiscal years, we have spent $385,777 and $34,031 on research and development expenses.

MANAGEMENT

The following is a list of our directors and executive officers.  All directors serve one-year terms or until each of their successors are duly qualified and elected.  The officers are elected by our Board.

Name	Age	Position
Dr. Douglas Mitchell	72	President and Chairman of the Board
James Nathanielsz	37	Chief Executive Officer, Secretary, Treasurer and Director
Dr. Julian Kenyon	64	Director

Dr. Douglas G. Mitchell, PhD has served as our Chairman of the Board since inception. Dr. Mitchell has served as Chairman of the Board of our Australian company since October 2007. Dr. Mitchell also currently serves as the Chairman of Selective Strategic Investments, LLC, a U.S. based financial management company since September 2009 and was formerly Research Director for Fort Orange Capital Management, a U.S based financial management company from July 2006 to January 2009.  Dr. Mitchell was selected as a director because of his expertise in business and financial management and his knowledge of the scientific field. Dr. Mitchell graduated from the University of Melbourne with a Bachelor of Science degree.  He obtained his Masters of Science and Doctor of Philosophy from the University of London.

James Nathanielsz has served as a director since inception.  Mr. Nathanielsz has served as a director and Chief Executive Officer of our Australian company since October 2007.  From July 2006 until October 2007, Mr. Nathanielsz served as the New Products Manager of Biota Holdings Limited, an anti-infective drug development company in Australia.    Mr. Nathanielsz was selected as a director because he is the Co-Founder of our Australian company and for his experience in R&D and manufacturing and distribution.  Mr. Nathanielsz graduated with a Bachelor of Applied Science, majoring in Biochemistry/Applied Chemistry and subsequently with a Master of Entrepreneurship & Innovation from Swinburne University of Technology in Melbourne, Australia.

Dr. Julian Kenyon has served as a director since inception. Dr. Kenyon founded our Australian company and was appointed as a director of our Australian company on February 12, 2008.  Since 2000, Dr. Kenyon has served as an integrated medical physician and Medical Director of the Dove Clinic for Integrated Medicine in Winchester and London.  Dr. Kenyon is the Founder-Chairman of the British Medical Acupuncture Society in 1980 and Co-Founder of the Centre for the Study of Complementary Medicine in Southampton and London.  Dr. Kenyon was selected as a director because he is the Co-Founder of the Australian subsidiary and the business is based on his initial work at the Dove Clinic.  Dr. Kenyon graduated from the University of Liverpool with a Bachelor of Medicine and Surgery and subsequently with a research degree, Doctor of Medicine.  Since 1972, he was appointed a Primary Fellow of the Royal College of Surgeons, Edinburgh.

Committees of the Board of Directors

We presently do not have an audit committee, nominating committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or other committees.

Scientific Advisory Board

We have a Scientific Advisory Board that provides advice relating to the following:

●	The identification, assessment, evaluation, selection, conduct and management of research projects, both those which are under review and are in progress;
●	Intellectual property;
●	Commercialization;

The Scientific Advisory Board may also address issues related to improving project selection, formal review processes and management procedures within Propanc Health Group.  The Scientific Advisory Board will generally be composed of an advisory panel of clinicians with expertise in translational research.

As of December 5, 2011, the members of the Scientific Advisory Board were:

●	Professor John Smyth
●	Professor Klaus Kutz (Acting Chief Medical Officer, Propanc Health Group)
●	Professor Karrar Khan
●	Dr. Ralf Brandt

Each of the members of our Scientific Advisory Board acts as an independent consultant and each is compensated on an hourly basis for his services.  There is presently no stock based compensation for their services.

Professor Kutz is also acting as Chief Medical Officer for Propanc, His compensation continues to be based on an hourly rate as per his Advisory Board Agreement.  Propanc intends to appoint Professor Kutz as Chief Medical Officer for Propanc in a full time capacity at a time which is mutually agreed upon between both parties.

Professor John Smyth

John Smyth has for the past 25 years served as Chair of Medical Oncology in the University of Edinburgh Medical School, where his major research interest is the development and evaluation of new anti-cancer drugs.  He has published over 300 papers and is Editor-in-Chief of the European Journal of Cancer.  He served for several years on the UK Committee on Safety of Medicines; currently Chair's the Expert Advisory Group for Oncology & Haematology for the Commission on Human Medicines and serves on the Expert Oncology Advisory Group to the European Drug Licensing Board.   He is a fellow of the Royal College of Physicians of Edinburgh and London, and fellow of the Royal Society of Edinburgh.  He is a past-president of the European Society of Medical Oncology and was from 2005 - 2007 President of the Federation of European Cancer Societies.

Professor Klaus Kutz

Professor Kutz has ten years experience as independent consultant in Clinical Pharmacology and Safety for pharmaceutical companies and clinical research organizations.  His specialty over the last six years is Oncology, including preparation of multiple NDAs and INDs for small and medium sized pharmaceutical companies.  He has prepared, organized and reported clinical Phase I studies in oncology and Phase II studies in different cancer indications (prostate, gastric, ovarian, small cell lung cancer) and Non-Hodgkin Lymphomas.  Professor Kutz has more than 12 years experience as Head of Clinical Pharmacology with world-wide responsibilities for Phase I and Clinical Pharmacokinetics in two internationally operating pharmaceutical companies, setting up and restructuring international Clinical Pharmacology departments. His achievements include the successful world-wide registration of multiple important Sandoz’ compounds by preparation of multiple NDAs (New Drug Applications) and Expert reports (including Written Summary), as well as the preparation of multiple INDs (Investigational New Drug Applications) for Sandoz Pharma Ltd and Sanofi Research.  A specialist for Internal Medicine, Gastroenterology, and Clinical Pharmacology, he is also Professor of Medicine at the University of Bonn, Germany.

Professor Karrar Khan

Professor Khan has over 35 years of experience in drug discovery, pharmaceutical development, registration and management of pharmaceutical scientists.  Professor Khan has also held various product development and management positions with Abbott Laboratories and Beecham Pharmaceuticals.  In these roles, he developed medicines for several therapeutic areas including antibiotics, anti depressant, anti inflammatory, anti obesity, psychosis, cardiovascular, pain, cancer, Parkinson’s disease and diabetes.  Professor Khan developed and contributed to the launch of two once a day controlled release dosage forms.  His expertise ranged from development for phase 1 to phase 3- 4 and significant experience of bringing prescription and OTC products to market on a worldwide bases (contributed to the registration and launch of over 60 pharmaceutical products). He is a qualified person under the EC quality assurance directive. He now works as a pharmaceutical development consultant. Professor Khan has authored or co-authored more than 40 scientific publications and is an inventor of several development patents.  He has been an invited speaker at many national and international conferences.

Dr. Ralf Brandt

Dr. Brandt is the co-founder of vivoPharm. He is a biochemist and cell biologist with over 15 years experience in research programs of experimental oncology. Furthermore, he has immense experience in in vivo pharmacology and anti-cancer drug profiling. He received his Licence (BSc in Biochemistry and Animal Physiology) in 1986, and his PhD (in Biochemistry) in 1991 from the Martin-Luther University of Halle-Wittenberg, Germany. Dr. Brandt was employed at research positions at the National Cancer Institute in Bethesda, MD, USA and at Schering AG, Germany. Since 1990, Dr. Brandt has been active in the field of preclinical oncology. He led the Tumour Biology program at Novartis Pharma AG, Switzerland and established several transgenic mouse lines developing tumors under the control of oncogenes. During Dr. Brandt's long career in the pharmaceutical industry he has acquired significant knowledge and expertise in leading business units and representation of services to the pre-clinical research market. Dr. Brandt is a member of the Scientific Advisory Board at Receptor Inc. in Toronto Canada.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our President, Chief Executive Officer and Treasurer.  Although not required, the Code of Ethics also applies to our Board.  The Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior.  We will provide a copy of the Code of Ethics to any person without charge, upon request.  The request for a copy can be made in writing to 576 Swan Street, Richmond, VIC, 3121, Australia, Attention: Corporate Secretary.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 576 Swan Street, Richmond, VIC, 3121, Australia, Attention: Corporate Secretary, or by facsimile +61 (0) 3 9208 4110.  Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit Propanc and our shareholders.  Although there are many other factors, the Board seeks individuals with experience in business, financial and scientific research and development.

Board Structure

We have chosen to separate the Chief Executive Officer and Board Chairman positions.  We believe that this Board leadership structure is the most appropriate for Propanc.  Our chairman provides us with significant experience in research and development. Our Chief Executive Officer who is responsible for day to day operations is the founder of Propanc who brings significant experience in manufacturing and distribution.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect Propanc, and how management addresses those risks.  Mr. Nathanielsz, as our Chief Executive Officer works closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment.  Presently, the primary risks affecting Propanc is the lack of working capital, the inability to generate sufficient revenues so that we have positive cash flow from operations and success of future clinical trials.  The Board focuses on these key risks at each meeting and actively interfaces with management on seeking solutions.

EXECUTIVE COMPENSATION

Termination Provisions

Upon termination by Propanc and in accordance with Mr. Nathanielsz employment agreement, Mr. Nathanielsz is entitled to six months base salary.  Upon his resignation, Mr. Nathanielsz is entitled to 12 weeks base salary.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the last two fiscal years to our Chief Executive Officer (principal executive officer).  Mr. Nathanielsz is the only employee to receive compensation in excess of $100,000 in the past two fiscal years. This compensation was paid by our Australian subsidiary.

Summary Compensation Table for Fiscal 2011 and 2010

Name and Principal Position (a)	Year (b)	Salary ($)(c)	All Other Compensation ($)(i)(2)	Total ($)(j)
James Nathanielsz (1)	2011	145,863	13,128	158,991
Chief Executive Officer	2010	105,816	9,523	115,339
___________
(1)	Under an employment agreement dated August 15, 2010, Mr. Nathanielsz receives a gross annual salary of $150,000 AUD per year.

(2)	Represents contributions of 9% of Mr. Nathanielsz’s base salary to a pension fund of which he is the beneficiary.

Under an employment agreement, Mr. Nathanielsz receives a gross annual salary of $150,000AUD per year which includes a 9% contribution to a pension of which he is the beneficiary.

Outstanding Equity Awards

There are no outstanding equity awards.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

Director Compensation

We do not pay cash compensation to our directors for service on our Board and our employees do not receive compensation for serving as members of our Board.  Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of  December 5,  2011 by (i) those persons known by Propanc to be owners of more than 5% of Propanc’s common stock, (ii) each director, (iii) our Named Executive Officer, and (iv) all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Common Stock	James Nathanielsz 576 Swan Street Richmond, VIC, 3121, Australia (2)	10,032,261	13.9%

Common Stock	Dr. Douglas Mitchell 145 Male Street Brighton 3186, Australia (3)	32,938,614	45.8%

Common Stock	Dr. Julian Kenyon Beechwood, Embley Lane East Wellow, Near Romsey, Hampshire, SO51 6DN, United Kingdom (4)	10,834,064	15.1%

Common Stock	All directors and executive officers as a group (3 persons)	53,804,939	74.8%

5% Shareholders:

Common Stock	Ostrowski Properties Pty Ltd 33 Allambee Avenue Elsternwick, VIC, 3185, Australia (5)	6,426,863	8.9%
______________
* Less than 1%

(1)
Applicable percentages are based on 71,979,124 shares outstanding, adjusted as required by rules of the SEC.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise indicated in the footnotes to this table, Propanc believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)
Mr. Nathanielsz is a director and executive officer.  Represents shares of common stock held by North Horizon Investments Pty Ltd ATF Nathanielsz Family Trust.  Mr. Nathanielsz has voting and investment power over these shares.

(3)	Dr. Mitchell is a director and executive officer. Shares are held by Putney Consultants Ltd., an entity controlled by Dr. Mitchell.
(4)	Dr. Kenyon is a director. Represents shares of common stock.
(5)	Mr. Jan Ostrowski and Mrs. Ywonna Ostrowski, Mr. Nathanielsz’s father-in-law and mother-in-law, have voting power and investment power over these shares.

RELATED PARTY TRANSACTIONS

From October 2009 through May 2010, Dr. Douglas Mitchell, a director and executive officer, lent a total of $89,000 to Propanc.  As of the date of this prospectus, Propanc owes Mr. Mitchell approximately $78,000 under this non-interest bearing loan.  Also, Dr. Mitchell and Dr. Kenyon are owed approximately $66,000 for travel and startup costs incurred in October 2007.

From inception, we borrowed approximately $370,000, which including interest, totaled $534,856 from three directors, one of whom is also an officer, where the loans had no specific repayment terms and bore interest at a rate of 30% per annum. The loans were to be convertible into shares of common stock at $0.16 per share.  On May 13, 2010 loans and accrued interest due to directors was converted into 3,305,615 shares of common stock.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.01 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Anti-takeover Effects of Delaware Law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law.  In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various “business combination” transactions such as a merger with any interested shareholder which includes, a shareholder owning 15% of a corporation’s outstanding voting securities, for a period of three years after the date in which the person became an interested shareholder, unless:

●	The transaction is approved by the corporation’s Board prior to the date the shareholder became an interested shareholder;
●
Upon closing of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

●	On or after such date, the business combination is approved by the Board and at least 66 2/3% of outstanding voting stock not owned by the interested shareholder.

A Delaware corporation may opt out of Section 203 with either an express provision in its original Certificate of Incorporation or an amendment to its Certificate of Incorporation or Bylaws approved by its shareholders.  We have not opted out of this Statute.  This Statute could prohibit, discourage or delay mergers or other takeover attempts to acquire us.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

Direct Transfer LLC is acting as our transfer agent.  The contact information for Direct Transfer LLC is 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560, phone: (919) 481-4000 and facsimile (202) 521-3505.

Share Eligible for Future Sale

We are registering 19,383,174 shares of common stock.  Beginning July 29, 2011, the remaining shares of our common stock will be available for sale under Rule 144 provided that we are current in our filings with the SEC.

PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis. This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and directors. Further, these officers and directors conducting our best efforts offering will inform prospective investors that the shares they may purchase are offered by the Company and not the officers and directors personally.  There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

If the shares ever become tradable, the trading price of such could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the shares at a price greater than the price at which they are being offered. We do not anticipate entering into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

We will not be conducting a mass-mailing in connection with this offering, nor will we use the Internet to conduct this Offering.

Our CEO, James Nathanielz, is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  He will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Mr. Nathanielz serves as an our Chief Executive Officer and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering, and has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months.  He will not receive commissions in connection with his participation.

We plan to offer our shares to the public at a price of $1.50 per share, with a minimum of 500,000 shares to be sold.  Our officers and directors will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or for ninety (90) days from the date of this offering, whichever occurs first.  The company may also elect to extend the offering for up to a further ninety (90) days, if all shares have not been sold by the end of the initial ninety (90) day period. There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.

We are concurrently registering up to 14,383,174 shares of our common stock which may be offered by certain shareholders of the company.  The shares being offered by the selling stockholders will be sold at $1.50 per share until such time as the Company’s shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices. The selling shareholders may sell the shares of our during the ninety (90) day period beginning after the date of the prospectus, which period may be extended in the company for an additional ninety (90) day period.  The selling shareholders, including the officers and directors who are identified as selling shareholders, may sell their shares prior to the completion of the primary offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we intend to offer our common stock upon effectiveness of this prospectus in New York, Florida, Massachusetts, Connecticut and Illinois.  The Company is currently looking for office space in New York and anticipates, although no assurance can be given, that such office will be opened prior to the effectiveness of the registration statement.  Such office will be utilized to coordinate the Company’s endeavors in the US. Further, the company expects that this office will be managed by the CEO.

Investors can purchase the shares in this offering by contacting the company. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. We expressly reserve the right to either accept or reject any subscription. All accepted subscription agreements are irrevocable. Any subscription rejected will be returned to the subscriber within five (5) business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.

EXPERTS

The audited consolidated financial statements appearing in this prospectus and registration statement for the years ended June 30, 2011 and 2010 and for the period from October 15, 2007 (Inception) through June 30, 2011, have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.   You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM.   You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement.  The website address is www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
Propanc Health Group Corporation:

We have audited the accompanying consolidated balance sheets of Propanc Health Group Corporation and Subsidiary (a development stage company) at June 30, 2011 and 2010 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended June 30, 2011 and for the period from October 15, 2007 (Inception) through June 30, 2011. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Propanc Health Group Corporation and Subsidiary (a development stage company) at June 30, 2011 and 2010 and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2011 and for the period from October 15, 2007 (Inception) through June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial consolidated statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is in the development stage, has no revenues in 2011 and 2010 and has a net loss and net cash used in operating activities in 2011 of $2,151,977 and $1,395,376 respectively, and has a deficit accumulated during development stage of $3,846,340 at June 30, 2011. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 27, 2011

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	June 30,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash	$132	$528
GST Tax Receivable	1,857	18,456
Prepaids and other current assets	10,777,951	20,961

TOTAL CURRENT ASSETS	10,779,940	39,945

Property and Equipment, net	6,655	3,917
Patent Costs	27,563	-

TOTAL ASSETS	$10,814,158	$43,862

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$27,717	$42,215
Accrued expenses and other payables	13,461	38,673
Due to directors - related parties	66,400	53,222
Loans from directors - related parties	78,403	75,579
Advances from Investor - related party	84,760	-
Employee benefit liability	36,108	21,076

TOTAL CURRENT LIABILITIES	306,849	230,765

Commitments and Contingencies (See Note 9)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.01 par value;10,000,000 shares
authorized; zero shares issued and outstanding as of
June 30, 2011 and 2010, respectively	-	-
Common stock, $0.001 par value;100,000,000 shares
authorized; 71,915,890 and 56,281,061 shares issued and
outstanding as of June 30, 2011 and 2010, respectively	71,915	56,281
Additional Paid-in Capital	14,401,919	1,551,766
Accumulated other comprehensive loss	(120,185)	(100,587)
Deficit accumulated during development stage	(3,846,340)	(1,694,363)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	10,507,309	(186,903)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$10,814,158	$43,862

The accompanying notes are an integral part of these consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010, AND
FOR THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO JUNE 30, 2011

			For the period from
			October 15,
			2007 (Inception)
	Year Ended June 30,		to June 30,
	2011	2010	2011

REVENUE
Royalty revenue - related party	$-	$-	$30,974

OPERATING EXPENSES
Administration expenses	1,837,668	680,110	3,114,438
Occupancy expenses	11,921	12,061	43,702
Research and development	385,777	34,031	638,044
TOTAL OPERATING EXPENSES	2,235,366	726,202	3,796,184

LOSS FROM OPERATIONS	(2,235,366)	(726,202)	(3,765,210)

OTHER INCOME (EXPENSE)
Interest expense	-	(116,674)	(171,196)
Interest income	439	64	8,864
Foreign currency transaction gain (loss)	(1,631)	325	(3,379)
TOTAL OTHER INCOME (EXPENSE)	(1,192)	(116,285)	(165,711)

LOSS BEFORE INCOME TAXES	(2,236,558)	(842,487)	(3,930,921)

INCOME TAX BENEFIT	84,581	-	84,581

NET LOSS	(2,151,977)	(842,487)	(3,846,340)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	(19,598)	(47,385)	(120,185)

COMPREHENSIVE LOSS	$(2,171,575)	$(889,872)	$(3,966,525)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)	$(0.02)	$(0.09)

BASIC AND DILUTED WEIGHTED
AVERAGE SHARES OUTSTANDING	62,973,002	51,952,264	42,871,457

The accompanying notes are an integral part of these consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010, AND
FOR THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO JUNE 30, 2011

							Deficit
						Accumulated	Accumulated
	Preferred Stock		Common Stock			Other	During	Total
	Number of		Number of		Additional	Comprehensive	Development	Stockholders'
	Shares	Value	Shares	Value	Paid-in Capital	Loss	Stage	Equity (Deficit)

Balance at October 15, 2007 (Inception of Development Stage)	-	-	-	-	-	-	-	-

Issuance of Common Stock for cash @ $0.01 - related parties	-	-	41,040,000	41,040	(41,022)	-	-	18

Contributed capital - related party	-	-	-	-	495,665	-	-	495,665

Foreign currency translation gain (loss)	-	-	-	-	-	(2,522)	-	(2,522)

Net loss, October 15, 2007 (Inception) through June 30, 2008	-	-	-	-	-	-	(408,027)	(408,027)

Balance at June 30, 2008	-	-	41,040,000	41,040	454,643	(2,522)	(408,027)	85,134

Issuance of Common Stock for cash @ $0.01 - related parties	-	-	10,260,000	10,260	(10,256)	-	-	4

Foreign currency translation gain (loss)	-	-	-	-	-	(50,680)	-	(50,680)

Net loss, June 30, 2009	-	-	-	-	-	-	(443,849)	(443,849)

Balance at June 30, 2009	-	-	51,300,000	51,300	444,387	(53,202)	(851,876)	(409,391)

Issuance of common stock for cash @ $0.18	-	-	583,334	583	91,227	-	-	91,810

Issuance of stock for services	-	-	1,092,112	1,092	175,613	-	-	176,705

Officer shares contributed to third party for services rendered	-	-	-	-	299,737	-	-	299,737

Conversion of notes payable and accrued interest to common stock - Related parties	-	-	3,305,615	3,306	531,550	-	-	534,856

Gain on related party debt converted to common stock	-	-	-	-	9,252	-	-	9,252

Foreign currency translation gain (loss)	-	-	-	-	-	(47,385)	-	(47,385)

Net loss, June 30, 2010	-	-	-	-	-	-	(842,487)	(842,487)

Balance at June 30, 2010	-	-	56,281,061	56,281	1,551,766	(100,587)	(1,694,363)	(186,903)

Issuance of common stock for cash @ $0.16 - $0.18	-	-	7,639,465	7,639	1,275,491	-	-	1,283,130

Issuance of stock for services	-	-	7,855,964	7,865	11,574,801	-	-	11,582,657

Shares issued for offering costs	-	-	139,400	139	(139)	-	-	-

Foreign currency translation gain (loss)	-	-	-	-	-	(19,598)	-	(19,598)

Net loss, June 30, 2011	-	-	-	-	-	-	(2,151,977)	(2,151,977)

Balance at June 30, 2011	-	$-	71,915,890	$71,915	$14,401,919	$(120,185)	$(3,843,340)	$10,507,309

The accompanying notes are an integral part of these consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010,
AND FOR THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO JUNE 30, 2011

			For the Period from
	Year Ended June 30,		October 15, 2007 (Inception)
	2011	2010	to June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,151,977)	$(842,487)	$(3,846,340)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities:
Issuance of common stock for services	114,028	176,705	290,733
Amortization of prepaid shares issued for services	645,107	-	645,107
Officer shares contributed to third party consultant	-	299,737	299,737
Depreciation expense	1,857	1,828	8,357
Changes in Assets and Liabilities:
Accounts receivable	-	-	(664)
GST receivable	19,758	(13,917)	362
Other assets	22,454	(18,743)	535
Accounts payable	(23,289)	31,874	19,800
Employee benefit liability	9,158	6,673	30,086
Accrued expenses	(32,472)	37,526	15,959
Accrued interest	-	129,295	183,817

NET CASH USED IN OPERATING ACTIVITIES	(1,395,376)	(191,509)	(2,352,511)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,506)	-	(14,786)
Patent Costs	(25,726)	-	(25,726)

NET CASH USED IN INVESTING ACTIVITIES	(29,232)	-	(40,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	1,359,840	91,810	1,451,650
Contributed capital	-	-	495,665
Subscription receivable - related party	-	-	22
Related party expenses paid on behalf of company	-	-	57,262
Investor Advances - related party	79,112	-	79,112
Loan proceeds from principal stockholder	-	89,000	369,174
Loan repayments to principal stockholder	(14,834)	-	(14,834)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,424,118	180,810	2,438,051

Effect of exchange rate changes on cash	94	(7,280)	(44,896)

NET INCREASE (DECREASE) IN CASH	(396)	(17,979)	132

CASH AT BEGINNING OF YEAR	528	18,507	-

CASH AT END OF YEAR	$132	$528	$132

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$-	$-	$-
Income Tax	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Conversion of notes payable to common stock	$-	$341,208	$341,208
Conversion of accrued interest to common stock	$-	$193,648	$193,648
Gain on related party debt conversion	$-	$9,252	$9,252
Prepaid common stock issued for services	$10,823,048	$-	$10,823,048

The accompanying notes are an integral part of these consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of the Business

Propanc Health Group Corporation, formerly Propanc PTY LTD, ("the Company", "we", "us", "our") is a development stage enterprise.  Propanc PTY LTD was incorporated in Melbourne, Victoria Australia on October 15, 2007, and is based in Richmond, Victoria Australia. Since inception, substantially all of the efforts of the Company have been the development of new cancer treatments targeting high risk patients who need a follow up, non toxic, long term therapy which prevents the cancer from returning and spreading. The Company is in the development stage and has begun raising capital, financial planning, establishing sources of supply, and acquiring property and equipment. The Company anticipates establishing global markets for its technologies.

On November 23, 2010, Propanc Health Group Corporation was incorporated in the state of Delaware. In January 2011, Propanc Health Group Corporation acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis making it a wholly-owned subsidiary.  The results of operations through June 30, 2010 are that of the subsidiary, Propanc PTY LTD.  All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted for this recapitalization giving effect to a common share par value of $0.001.

Basis of Presentation

The financial statements are presented in accordance with Financial Accounting Standards Board Accounting Standards Codification ASC 915 for development stage entities. As such, the Company is presented as in the development stage from October 15, 2007 (Inception) through June 30, 2011. See also Note 2.

Principals of Consolidation

The consolidated financial statements include the accounts of Propanc Health Group Corporation and its wholly-owned subsidiary, Propanc PTY LTD. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates in the accompanying consolidated financial statements include the estimates of depreciable lives and valuation of property and equipment and intangible assets, allowance for uncollectable receivables, valuation of equity based instruments issued for other than cash, the valuation allowance on deferred tax assets and foreign currency translation due to certain average exchange rates applied in lieu of spot rates on translation dates.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Australian dollar (AUD). For financial reporting purposes, the Australian dollar has been translated into United States dollars ($) and/or USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency transactions are included in the statement of operations and comprehensive loss as other income (expense). There has been no significant fluctuations in the exchange rate for the conversion of Australian dollars to USD after the balance sheet date.

Comprehensive loss from inception, through June 30, 2011, included foreign currency translation gains (losses).

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

Fair Value of Financial Instruments and Fair Value Measurements

We measure our financial assets and liabilities in accordance with United States generally accepted accounting principles. For certain of our financial instruments, including cash and cash equivalents, accounts and other receivables, accounts payable and accrued and other liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for loans payable, also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same.

We adopted accounting guidance for fair value measurements of financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less held at call with financial institutions, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the balance sheets.  There were no overdrafts or cash equivalents as of June 30, 2011 or 2010.

Receivables

As amounts become uncollectible, they will be charged to an allowance or operations in the period when a determination of uncollectability is made. Any estimates of potentially uncollectible customer accounts receivable will be made based on an analysis of individual customer and historical write-off experience. The Company’s analysis included the age of the receivable account, creditworthiness, and general economic conditions.

Property, Plant, and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the declining balance method. The depreciable amount is the cost less its residual value.

The estimated useful lives are as follows:

Machinery and equipment  3  years

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

Patents

Patent costs are stated at cost and will be reclassified to intangible assets and amortized on a straight-line basis over the estimated future periods, once determined, to be benefited if and once the patent has been granted by a regulatory agency.  The Company will write-off any currently capitalized costs for patents not granted.  Currently, the Company has one International patent pending which was jointly applied for by the company and another entity.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of June 30, 2011, and 2010, there was no impairment of its long-lived assets.

Employee Benefit/Liability

Liabilities arising in respect of wages and salaries, annual leave, accumulated sick leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date.  All employee liabilities are owed within the next twelve months.

Australian Goods and Services Tax (GST)

Revenues, expenses and balance sheet items are recognized net of the amount of GST except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of June 30, 2011 and 2010 the Company was owed $1,857 and $18,456 from the Australian Taxation Office. These amounts were fully collected subsequent to the balance sheet reporting dates.

Income Taxes

The Company is governed by Australia and United States income tax laws, which are administered by the Australian Taxation Office and the United States Internal Revenue Service, respectively. The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted provisions of ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes."  These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. Upon the adoption of ASC 740, the Company had no unrecognized tax benefits. During the years ended June 30, 2011 and 2010 no adjustments were recognized for uncertain tax benefits. The years 2008 through 2011 are subject to examination by the Australian Taxation Office.  The year ended June 30, 2011 is subject to examination by the United States Internal Revenue Service.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

Research and Development Tax Credits

The Company may apply for Research and Development tax concessions with the Australian Taxation Office on an annual basis.  Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time.  The  tax concession is a refundable credit.  If the Company has net income then the Company can receive the credit which reduces its income tax liability.  If the Company has net losses then the Company may still receive a cash payment for the credit, however, the Company's net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount.  The concession is recognized as an income tax benefit, in operations, upon receipt.

During the year-ended ended June 30, 2011, the Company applied for and received from the Australian Taxation Office a Research and Development Tax credit in the amount of $84,581 which is reflected as an income tax benefit in the accompanying consolidated statement of operations and comprehensive loss.

Stock Based Compensation

The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the Securities and Exchange Commission (SEC) in March 2005 regarding its interpretation of ASC 718.  ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 "Equity-Based Payments to Non-Employees.

Revenue Recognition

In accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, (codified in ASC 605) the Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured. Subject to these criteria, the Company recognizes revenue relating to royalties on product sales in the period in which the sale occurs and the royalty term has begun.

Start-up Costs

In accordance with ASC 720-15-15, start-up costs are expensed as incurred.

Research and Development Costs

In accordance with ASC 730-10,  Research and development costs are expensed when incurred.  Total research and development costs for the years ended June 30, 2011 and 2010 were $385,777 and $34,031 respectively.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period.  Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options and convertible debt instruments.  Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.  As of June 30, 2011 and 2010, there were no potentially dilutive securities.  As a result, the basic and diluted per share amounts for all periods presented are identical.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

Recently Adopted Accounting Pronouncements

ASC 820-10 (formerly SFAS No. 157) establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of July 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on July 1, 2009. The adoption of this standard in each period did not have a material impact on its financial statements.

ASC 805 (formerly SFAS No. 141R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning July 1, 2009 and will change the accounting for business combinations on a prospective basis.

ASC 825-10 (formerly FSP FAS 107-1 and FSP APB 28-1) requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

ASC 820-10 (formerly FSP FAS 157-4) provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

ASC 320-10 (formerly FSP FAS 115-2 and FSP FAS 124-2) amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

ASC 855-10 (formerly SFAS No. 165) is effective for interim or annual financial periods ending after June 15, 2009 and establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. The adoption of this standard did not have a material effect on its financial statements.

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, The FASB Accounting Standards Codification, which establishes the Codification as the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. This standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this standard changes the referencing of financial standards.  The Company has either referred solely to the undated codification in the financial statements or both standards where such disclosure was deemed helpful.

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements.  This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. This standard is not currently applicable to the Company.

In April 2010, the FASB issued ASU No. 2010-13, Compensation – Stock Compensation.  This update will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This update will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.  The adoption of this standard did not have a material effect on the Company’s consolidated results of operations or financial condition.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurement (ASC Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirement in U.S. GAAP and IFRS's.   This update provides amendments to ASC Topic 820 so that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2011, FASB issued ASU No. 2011-05, Comprehensive Income (ASC Topic 220), Presentation of Comprehensive Income. This update provides amendments to ASC 220 to increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS).  Most notably, the update eliminates the option to present components of other comprehensive income (loss) as part of the statement of changes in stockholders’ equity (deficit). The amendment is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company currently displays comprehensive income (loss) in its statement of operations and accordingly, doesn't anticipate the adoption of this update having a material effect on the financial position, results of operations or cash flows of the Company.

Other ASUs which are not effective until after June 30, 2011 are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  For the year ended June 30, 2011, the Company was in the development stage, had no revenues and had a net loss of $2,151,977, and net cash used in operations of $1,395,376.  Additionally, as of June 30, 2011, the company had a deficit accumulated during development stage of $3,846,340. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company is in the development stage at June 30, 2011 and has been since its October 15, 2007 inception. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, acceptance of the Company's International patent application and achieving a level of sales adequate to support the Company’s cost structure. However, there can be no assurances that the Company will be able to secure additional equity investment or achieve an adequate sales level.

As discussed in Note 12, the Company has raised $52,790 in debt and equity funds from July 1, 2011 through the date of this filing and is in the process of preparing an offering of its securities.

NOTE 3 – PROPERTY AND EQUIPMENT

Property, plant, and equipment consist of the following as of June 30,

	2011	2010

Office equipment at cost	$16,837	$10,484
Less: Accumulated depreciation	(10,182)	(6,567)

Total property, plant, and equipment	$6,655	$3,917

Depreciation expense for the years ended June 30, 2011 and 2010 were $1,857 and $1,828, respectively.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

NOTE 4 – OTHER CURRENT ASSETS

Other assets consists of the following as of June 30,

	2011	2010

Prepaid expense	$-	$16,984
Common stock issued for services	10,775,858	-
Prepaid insurance	2,093	3,977

Total Prepaids and Other Current Assets	$10,777,951	$20,961

In August 2010, and in accordance with a one-year third party consulting agreement, the Company paid $335,157 for investor relations services.  The cash payment was originally being amortized over the one-year term of the agreement, less third party payments made by the consultant on behalf of the Company which totaled $52,887. (See below)

In August 2010 (the Agreement Date) in accordance with the one-year third party consulting agreement, the Company was to issue 3,333,333 unrestricted common shares plus additional unrestricted common shares such that the consultant would have been issued a total quantity of shares equal to 6% of the total common shares outstanding at a future registration statement filing date.  All the shares were to vest and be issuable based on a performance condition that the Company achieve the filing of the registration statement. This filing condition was referred to in the consulting agreement as achievement of a "listing".  This performance condition was not, and will not be satisfied due to the termination of the consulting agreement as discussed below.  In accordance with ASC 505 since there was no vesting and no performance commitment at the Agreement Date, there was no measurement date.  In accordance with ASC 505-50-31-21 and 22, respectively, since prior to the measurement date, the 3,333,333 share quantity and terms was known, but the additional share quantity and terms was not known up front, the Company estimated the value of such 3,333,333 shares at $546,900 or $0.16 per share based on the then most recent common stock sales price and was recognizing this expense over the one-year service period, while for the unknown quantity, the lowest estimated aggregate value was zero and no expense was recognized.  Since the shares did not vest as of the termination date of the agreement, and will never vest, the previously recognized expense was adjusted to its final fair value of zero and previously recognized expense was reversed.

In September 2010, the Company entered into an agreement with a third party consultant related to potential acquisitions and market research. Under the terms of the agreement, the Company agreed to pay $467,000 of which $431,989 was paid.  The fees were originally being amortized over the one-year term of the agreement. (See below)

The August 2010 and September 2010 agreements described above were terminated by the Company on June 6, 2011.  The remaining unamortized portion of the prepaid cash fees were charged to operations upon the termination of the contract.  The total amount expensed related to investor relation services and potential acquisitions and market research under the above two mentioned contracts was $714,259.

As discussed in Note 8, in June 2011, the Company issued 7,215,365 shares of common stock to a third party consultant for services.  The shares were valued at $1.50 (based on a contemporaneous cash sales price and anticipated offering price).  The $10,823,048 was recorded as a prepaid expense and is being amortized over the one-year term of the agreement.  The Company recognized $645,107 of amortization related to this agreement through June 30, 2011.  The total prepaid balance as of June 30, 2011 is $10,775,858.

NOTE 5 – DUE TO DIRECTORS - RELATED PARTY

Due to directors - related party represents unsecured advances made by the directors for operating expenses on behalf of the Company such as intellectual property and formation expenses. The expenses were paid for on behalf of the Company are due upon demand.  The Company is currently not being charged interest under these advances. The total amount owed these directors at June 30, 2011 and 2010 is $66,400 and $53,222 respectively.

NOTE 6 – LOAN FROM DIRECTORS - RELATED PARTY

During 2009, the Company entered into convertible loan agreements from three directors, one of whom is also an officer, where the loans had no specific repayment terms and bore interest at a rate of 30% per annum. The loans were to be convertible into shares of common stock at a conversion rate equal to what the first cash investor subscribed for.  The Company evaluated ASC 815 and determined that the conversion features do not cause bifurcation and treatment of the embedded conversion option as a derivative liability because  the Company was privately held and its stock was not publicly traded and no market existed at that time.  Therefore, the underlying conversion shares were not readily convertible to cash which is a criteria for derivative treatment.  Furthermore, there was no beneficial conversion feature value at the note date as the value of the debt converted was to be equal to the fair market value of the stock as evidenced by the Company's first cash investor.  On May 13, 2010, loans and accrued interest due to directors was converted into 3,305,615 shares of common stock.  (See Note 8)

During 2010, the Company received $89,000 of additional proceeds from a director.  These advances are non-interest bearing.  The Company repaid a portion of these advances in fiscal 2011 and the total amount owed the director at June 30, 2011 is $78,403.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

NOTE 7 – INCOME TAXES

The Company follows ASC 740-10-10, under which an entity recognizes deferred tax assets and liabilities for future tax consequences or for events that were previously recognized in the Company’s financial statements or tax returns.  The measurement of deferred tax assets and liabilities is based on enacted tax law provisions.  The effects of future changes in tax laws or rates are not anticipated.  As of June 30, 2010, the Company operated exclusively in Australia.  The Company was wholly subject to Australia income tax laws and regulations, which are administered by the Australian Taxation Office for the year ended June 30, 2010.

On November 23, 2010, Propanc Health Group Corporation was incorporated in the state of Delaware.  In January 2011, Propanc Health Group Corporation acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis making it a wholly-owned subsidiary.  As a result of these transactions, the Company is subject to the income tax laws of both the United States and Australia for the year ended June 30, 2011.  For the year ended June 30, 2011, all the Company’s loss before income taxes resulted entirely from its Australian activities and its taxable loss was only subject to Australian tax law.

At June 30, 2011, the Company has a net operating loss (NOL) for Australian purposes only, that approximates $4,095,736.   Consequently, the Company may have NOL carryforwards available for income tax purposes, which will continue to be available until they are recovered through earning taxable income.  Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.   The NOL is subject to a reduction of up to $554,942 if a research and development credit the Company applied for is granted by the Australian Taxation Office.

The components for the provision for income taxes are as follows:

	Year Ended
	June 30,	June 30,
	2011	2010

Current Taxes	$(84,581)	$-
Deferred Taxes	-	-
Provision for Income Taxes	$(84,581)	$-

The items accounting for the difference between income taxes at the Australia statutory rate and the provision for income taxes are as follows:

	Year Ended
	June 30,		June 30,
	2011		2010
	Amount	Impact on Rate	Amount	Impact on Rate

Income Tax Expense (Benefit) at Australia Statutory Rate	$(670,967)	(30.00)%	$(252,747)	30.00%

Stock Based Compensation	-	0.00%	140,356	(16.66)%

R&D Refundable Tax Credit	(84,581)	(3.78)%	-	-

Reduction of NOL Carryforward Due to R&D Tax Credit	84,581	3.78%	-	-

Deferred Tax Valuation Allowance	720,710	32.22%	120,536	(14.31)%

Foreign Exchange Rate Changes	(134,324)	(6.01)%	(8,145)	0.97%

Total Income Tax Expense (Benefit)	$(84,581)	(3.79)%	$-	0.00%

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

	June 30,	June 30,
	2011	2010
Current Deferred Tax Assets
Provision for annual leave	$10,832	$6,323
Total Current Deferred Tax Assets	$10,832	$6,323

Current Deferred Tax Liabilities
Prepaid Investor Services	$(323,377)	$-
Prepaid expenses	-	(5,095)
Prepaid insurance	-	(1,193)
Accounts Payable/trade creditors	--	(42,162)
Patent Costs	(226)	-
Total Current Deferred Tax Liabilities	$(323,603)	$(48,450)

Non-Current Deferred Tax Assets
Capital Raising Costs	32,195	25,805
Legal Costs	32,277	20,673
Intellectual Property	16,071	12,881
Formation Expense	9,850	7,895
Net Operating Loss Carryover	1,316,442	348,227
Foreign Exchange Loss (OCI)	36,056	30,176
Total Non-Current Deferred Tax Assets	1,442,891	445,657
Deferred Tax Valuation Allowance	(1,130,120)	(403,530)
Total Non-Current Deferred Tax Assets	312,771	42,127

Total Deferred Tax Assets (Net)	$-	$-

Management has determined that the realization of the net deferred tax asset is not assured and has created a valuation allowance for the entire amount of such benefits.

The Company follows ASC 740-10, which provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements.  Recognition involves a determination whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations.  As of June 30, 2011, the Company had no unrecognized tax benefits.  There were no changes in the Company’s unrecognized tax benefits during the year ended June 30, 2011.  The Company did not recognize any interest or penalties during fiscal 2011 or 2010 related to unrecognized tax benefits.

The income tax returns filed for the tax years from inception will be subject to examination by the relevant taxing authorities.

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

On August 3, 2009, the Company’s Board of Directors approved a 20,520:1 stock split. The share and per share amounts in the accompanying financial statements and footnotes, have been retroactively adjusted for all periods presented. Additionally, in connection with the recapitalization as described in Note 1, all share and per share data has been retroactively adjusted for all periods presented to adjust for the new common stock par value of $0.001 and for the new legal titles of capital stock.

On December 21, 2007, the Company issued 19,083,600 shares of common stock for cash to the founders of the Company. Total proceeds received were $9.

On May 8, 2008, the Company issued 21,956,400 shares of its common stock for cash to the founders of the Company. Total proceeds received were $9.

From November 2007 through June 2008, a director of the Company contributed $495,665 in cash to the Company.

On June 2, 2009, the Company issued 10,260,000 shares of its common stock for cash to the founders of the Company.  Total proceeds received were $4.

On May 13, 2010, $534,856 of accrued interest and loans from directors were converted into 3,305,615 shares of the Company’s common stock.  See Note 6.  The shares were to be convertible at the same price as the first cash subscriber of common stock which was $0.16 per share as described below.  Based on an immaterial difference in the conversion formula, the director shares were converted at other prices immaterially different from the stipulated conversion price. Based on written agreements with the debt holders, there is no further obligation to these shareholders. The difference in the conversion price when compared to the fair market value of the common stock resulted in the Company charging what would have been recorded as a gain of $9,252, to additional paid in capital due to the related party nature of the transaction.

On May 13 and 19, 2010, the Company sold 583,334 shares of common stock to subscribers at $0.16 per share.  The Company received proceeds of $91,810 from the sale of the stock. 305,556 shares subscribed for were from a related party trust (Note 10).

On May 13, 2010, the Company issued 1,092,112 shares of common stock for prior services rendered.  The shares were valued at the most recent cash sales price of $0.16 resulting in a non-cash charge to operations of $176,705.

On May 13, 2010, an officer and director of the Company transferred 1,855,487 of his own personal shares to a related party trust (Note 10) in exchange for services rendered.  As a result of the exchange, the Company recorded a non-cash charge to operations of $299,737 based on the fair market value of the common stock exchanged which was $0.16 per share as evidenced by recent cash sales.

From August through October 2010, the Company sold 7,639,465 shares of common stock to subscribers at translated prices between $0.16 and $0.18 per share. The Company received gross proceeds of $1,283,130 from the sales. 4,000,002 shares subscribed for were from a related party trust (Note 10) and 1,054,761 were from an entity controlled by the CEO of the Company.

In November 2010, the Company issued 139,400 shares for offering costs to a related party trust (Note 10) related to the above fiscal 2011 stock sales.  There was no financial statement accounting effect for the issuance of the stock as the value has been fully charged to Additional Paid-in-Capital as an offering cost against the offering proceeds.

In November 2010, the Company issued 640,599 shares of common stock for prior services rendered. The shares were valued at the most recent cash sales price of $0.18 resulting in a non-cash charge to operations of $113,474.

In June 2011, the Company issued 7,215,365 shares of common stock to a third party consultant for services.  The shares were valued at $1.50 (based on a contemporaneous cash sales price and anticipated offering price).  The $10,823,048 was recorded as a prepaid and is being amortized over the one-year term of the agreement, see Note 4.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

NOTE 9 – COMMITMENTS AND CONTINGIENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of June 30, 2011 and 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Operating Agreements

In November 2009, the Company entered into a commercialization agreement whereby the Company agreed to pay royalties of 2% of net revenues.  Additionally, the Company agreed to pay 5% of each and every license agreement subscribed for.  The contact is cancellable at anytime by either party.  To date, no amounts are owed under the agreement.

In June 2010, the Company entered into an amended service agreement with a vendor for the vendor to perform preclinical services. The Company committed to a fee of $135,447, of which the company prepaid $16,984 which is reflected in other assets at June 30, 2010.  All services were completed subsequent to June 30, 2010.

In May 2011, the Company entered into an agreement with a consultant whereby the consultant would provide acquisition services and be paid success fees in cash and equity based upon a stipulated percentage of the transaction price. No such acquisitions have occurred as of the date of this filing.

Operating Leases

In September 2009, the Company entered into month to month lease agreement with monthly rent at $1,069 per month.

Rent expense for the years ended June 30, 2011 and 2010 were $11,921 and $12,061 respectively.

NOTE 10 – RELATED PARTY TRANSACTIONS

Since inception, Propanc Health Group Corporation has conducted transactions with directors and director related entities. These transactions included the following:

As of June 30, 2011 and 2010, the Company owed certain directors a total of $78,403 and $75,579 respectively, for money loaned to the Company throughout the years. The loan balance owed at June 30, 2011 was not accruing interest.

From Inception through June 30, 2009, the Company issued 51,300,000 shares of common stock to its directors for cash.  See Note 8.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

In March 2008, the company entered into a distribution agreement with a related party company controlled by a Director. As a result, the Company sold product to this related party and recorded $28,317 and $2,657 in revenue for the years ended June 30, 2008 and 2009 respectively.

As of June 30, 2011 and 2010, the Company owed two directors a total of $66,400 and $53,222, respectively, related to expenses incurred on behalf of the Company related to corporate startup costs and intellectual property.

During fiscal 2011 and 2010, common shares were sold to and offering cost paid to certain related parties. (See Note 8)

On May 13, 2010, $534,856 of accrued interest and loans from directors were converted into 3,305,615 shares of the Company’s common stock. See Note 8.

On May 13, 2010, an officer and director of the Company transferred 1,855,487 of his own personal shares to a related party trust in exchange for services rendered. The wife of the Company's Chief Executive Officer is a beneficiary of the trust and the wife's parents control the trust ("related party trust"). See Note 8.

NOTE 11 – CONCENTRATIONS AND RISKS

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits in Australia.  Bank deposits in Australian banks are uninsured. The Company has not experienced any losses in such accounts through June 30, 2011.

Financing Concentration

From Inception through May 13, 2010, the Company had been solely financed by its officers and directors.

Receivable Concentration

As of June 30, 2011 and 2010, the company's receivables were 100% related to reimbursements on GST taxes paid.

Vendor Concentration

As of June 30, 2011, there were two significant vendors that the Company relies upon to conduct its research and development. Both vendors provide services to the Company which can be replaced by alternative vendors should the need arise.

Revenue Concentration

Since inception, 100% of the revenues generated have been with one customer who is also considered a related party.

Product and Patent Concentration

As of June 30, 2011 the Company was undertaking preclinical activities for their lead product.  The Company was also undertaking research to uncover the mechanism of action of their lead product in order to screen new compounds  for development.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
 (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 and 2010

The Company has recently been expanded by the filing of an international PCT patent application (No. PCT/AU2010/001403) directed to enhanced proenzyme formulations and combination therapies.  The international PCT application has been based on previous provisional patent applications capturing the Company’s ongoing research and development in this area.

Further provisional patent filings are also expected to be filed to capture and protect additional patentable subject matter that is identified, namely further enhanced formulations, combination treatments, use of recombinant products, modes of action and molecular targets.

NOTE 12 – SUBSEQUENT EVENTS

In July 2011, the Company received an additional $10,790 in Advances from a related party trust. In August 2011, the Company obtained proper documentation from that related party and the $84,760 Advance from Investor recorded in current liabilities in the accompanying consolidated financial statements as of June 30, 2011 and additional $10,790, totaling $95,550, was exchanged for 63,234 shares of common stock at $1.50 per share.

In August 2011, the company issued a convertible debenture in exchange for $42,000 cash.  The note is convertible at $1.50 per share, is due six months from issuance and carries an interest rate of 5% per annum. The Company evaluated ASC 815 and determined that the conversion features do not cause bifurcation and treatment of the embedded conversion option as a derivative liability.  Furthermore, there was no beneficial conversion feature value at the note date as the value of the debt converted was to be equal to the fair market value of the stock as evidenced by cash sales of common stock.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	June 30, 2011
	unaudited
ASSETS

CURRENT ASSETS:
Cash	$12,047	$132
GST tax receivable	2,279	1,857
Prepaids and other current assets	7,289,025	10,777,951

TOTAL CURRENT ASSETS	7,303,351	10,779,940

Property and Equipment, net	5,669	6,655
Patent Costs	25,472	27,563

TOTAL ASSETS	$7,334,492	$10,814,158

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$67,457	$27,717
Accrued expenses and other payables	124,289	13,461
Advances from Investor - related party	-	84,760
Convertible note payable	38,382	-
Due to directors - related parties	61,361	66,400
Loans from directors - related parties	72,453	78,403
Employee benefit liability	33,368	36,108

TOTAL CURRENT LIABILITIES	397,310	306,849

Commitments and Contingencies (See Note 8)

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; zero shares issued and outstanding as of
September 30, 2011 and June 30, 2011, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized; 71,979,124 and 71,915,890 shares issued and
outstanding as of September 30, 2011 and June 30, 2011, respectively	71,979	71,915
Additional Paid-in Capital	14,493,251	14,401,919
Accumulated other comprehensive income (loss)	(707,211)	(120,185)
Deficit accumulated during development stage	(6,920,837)	(3,846,340)

TOTAL STOCKHOLDERS' EQUITY	6,937,182	10,507,309

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,334,492	$10,814,158

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED SEPTEMBER 2011 AND 2010,
AND FOR THE PERIOD OCTOBER 15, 2007 (INCEPTION) TO SEPTEMBER 30, 2011

			For the period from
			October 15,
	For the Three Months Ended		2007 (Inception)
	September 30,		to September 30,
	2011	2010	2011
	unaudited	unaudited	unaudited
REVENUE
Royalty revenue - related party	$-	$-	$30,974

OPERATING EXPENSES
Administration expenses	3,065,425	363,395	6,179,863
Occupancy expenses	3,254	2,707	46,956
Research and development	5,381	262,251	643,425
TOTAL OPERATING EXPENSES	3,074,060	628,353	6,870,244

LOSS FROM OPERATIONS	(3,074,060)	(628,353)	(6,839,270)

OTHER INCOME (EXPENSE)
Interest expense	(174)	-	(171,370)
Interest income	3	93	8,867
Foreign currency transaction gain (loss)	(266)	(1,460)	(3,645)
TOTAL OTHER INCOME (EXPENSE)	(437)	(1,367)	(166,148)

LOSS BEFORE INCOME TAXES	(3,074,497)	(629,720)	(7,005,418)

INCOME TAX BENEFIT	-	-	84,581

NET LOSS	(3,074,497)	(629,720)	(6,920,837)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation income (loss)	(587,026)	5,397	(707,211)

COMPREHENSIVE LOSS	$(3,661,523)	$(624,323)	$(7,628,048)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.04)	$(0.01)	$(0.16)

BASIC AND DILUTED WEIGHTED
AVERAGE SHARES OUTSTANDING	71,951,329	61,582,081	44,609,802

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010,
AND FOR THE PERIOD OCTOBER 15, 2007 (INCEPTION) TO SEPTEMBER 30, 2011

			For the Period from
	For the Three Months Ended September 30,		October 15, 2007 (Inception) to
	2011	2010	September 30, 2011
	unaudited	unaudited	unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,074,497)	$(629,720)	$(6,920,837)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities:
Issuance of common stock for services	-	-	290,733
Amortization of prepaid shares issued for services	2,870,403	-	3,515,510
Officer shares contributed to third party consultant	-	-	299,737
Depreciation expense	517	-	8,874
Changes in Assets and Liabilities:
Accounts receivable	-	-	(664)
GST receivable	(605)	8,102	(243)
Other assets	60	18,046	595
Accounts payable	44,967	23,266	64,767
Employee benefit liability	-	-	30,086
Accrued expenses	120,027	(37,651)	135,986
Accrued interest	174	-	183,991

NET CASH USED IN OPERATING ACTIVITIES	(38,954)	(617,957)	(2,391,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
Patent costs	-	-	(25,726)
Purchase of equipment	-	-	(14,786)

NET CASH USED IN INVESTING ACTIVITIES	-	-	(40,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	10,522	879,005	1,462,172
Contributed capital	-	-	495,665
Subscription receivable - related party	-	-	22
Related party expenses paid on behalf of company	-	-	57,262
Loan repayments to principal stockholder	-	(13,535)	(14,834)
Investor Advances	-	-	79,112
Proceeds from convertible prommisory note	41,247	-	41,247
Loan proceeds from principal stockholder	-	-	369,174

NET CASH PROVIDED BY FINANCING ACTIVITIES	51,769	865,470	2,489,820

Effect of exchange rate changes on cash	(900)	18,591	(45,796)

NET INCREASE IN CASH	11,915	266,104	12,047

CASH AT BEGINNING OF PERIOD	132	528	-

CASH AT END OF PERIOD	$12,047	$266,632	$12,047

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$-	$-	$-
Income Tax	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Conversion of notes payable to common stock	$-	$-	$341,208
Conversion of accrued interest to common stock	$-	$-	$193,648
Gain on related party debt conversion	$-	$-	$9,252
Prepaid common stock issued for services	$-	$-	$10,823,048
Advance from investor - related party, reclassified to common stock	$80,000	$-	$80,000

The accompanying unaudited notes are an integral part of these unaudited consolidated financial statements.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

NOTE 1 – NATURE OF BUSINESS, BASIS OF PRESENTAION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Propanc Health Group Corporation, formerly Propanc PTY LTD, ("The Company", "we", "us", "our") is a development stage enterprise. Propanc Pty Ltd was incorporated in Melbourne, Victoria Australia on October 15, 2007 and is based in Richmond, Victoria Australia. Since inception, substantially all of the efforts of the Company have been the development of new cancer treatments targeting high risk patients who need a follow up, non toxic, long term therapy which prevents the cancer from returning and spreading. The Company is in the development stage and has begun raising capital, financial planning, establishing sources of supply, and acquiring property and equipment. The Company anticipates establishing global markets for its technologies.

On November 23, 2010, Propanc Health Group Corporation was incorporated in the state of Delaware. In January 2011, Propanc Health Group Corporation acquired all of the outstanding shares of Propanc PTY LTD on a one-for-one basis making it a wholly-owned subsidiary. The results of operations through June 30, 2010 are that of the subsidiary, Propanc PTY LTD.  All share and per share data in the accompanying financial statements has been retroactively adjusted for this recapitalization giving effect to a share par value of $0.001.

Basis of Presentation

The Company is presented as in the development stage from October 15, 2007 (Inception) through September 30, 2011.

The interim financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the three months ended September 30, 2011 and 2010 and our financial position as of September 30, 2011  have been made.  The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

Certain information and disclosures normally included in the notes to the annual financial statements have been condensed or omitted from these interim unaudited financial statements.  Accordingly, these interim unaudited financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended June 30, 2011.  The June 30, 2011 balance sheet is derived from those statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates. Significant estimates in the accompanying unaudited financial statements include the estimates of depreciable lives and valuation of property and equipment and intangible assets, allowance for uncollectable receivables, valuation of equity based instruments issued for other than cash, the valuation allowance on deferred tax assets and foreign currency translation due to certain average exchange rates applied in lieu of spot rates on translation dates.

Principals of Consolidation

The consolidated financial statements include the accounts of Propanc Health Group Corporation and its wholly-owned subsidiary, Propanc PTY LTD. All significant inter-company balances and transactions have been eliminated in consolidation.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Australian dollar (AUD). For financial reporting purposes, the Australian dollar has been translated into United States dollars ($) and/or USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity Transactions are translated at each historical transaction dates spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “accumulated other comprehensive income (loss).” Gains and losses resulting from foreign currency transactions are included in the statement of operations and comprehensive loss as other income (expense). There has been no significant fluctuations in the exchange rate for the conversion of Australian dollars to USD after the balance sheet date.

Comprehensive loss from inception, through September 30, 2011 included foreign currency translation income (loss).

Fair Value of Financial Instruments and Fair Value Measurements

We measure our financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash and cash equivalents, accounts and other receivables, accounts payable and accrued and other liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same.

We adopted accounting guidance for fair value measurements of financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less held at call with financial institutions, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the balance sheets.  There were no overdrafts or cash equivalents as of September 30, 2011.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

Australian Goods and Services Tax (GST)

Revenues, expenses and balance sheet items are recognized net of the amount of GST except payable and receivable balances which are shown inclusive of GST. The GST incurred is payable on Revenues to, and recoverable on purchases from, the Australian Taxation Office.

Cash flows are presented in the statements of cash flow on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

As of September 30, 2011 the company was owed $2,279 from the Australian Taxation Office. These amounts were fully collected subsequent to the balance sheet reporting date.

Research and Development Tax Credits

The Company may apply for Research and Development tax concessions with the Australian Taxation Office on an annual basis.  Although the amount is possible to estimate at year end, the Australian Taxation Office may reject or materially alter the claim amount. Accordingly, the Company does not recognize the benefit of the claim amount until cash receipt since collectability is not certain until such time.  The  tax concession is a refundable credit.  If the Company has net income then the Company can receive the credit which reduces its income tax liability.  If the Company has net losses then the Company may still receive a cash payment for the credit, however, the Company's net operating loss carryforwards are reduced by the gross equivalent loss that would produce the credit amount when the income tax rate is applied to that gross amount.  The concession is recognized as an income tax benefit, in operations, upon receipt. See Note 11.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period.  Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options and convertible debt instruments.  Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.  As a result, the basic and diluted per share amounts for all periods presented are identical.  As of September 30, 2011 and 2010, there were 28,000 and 0 respectively, potentially dilutive securities related to a convertible note payable which was excluded form the computation.

Recently Issued Accounting Pronouncements

Any ASUs which are not effective until after September 30, 2011 are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  For the three months ended September 30, 2011, the Company was in the development stage, had no revenue and had a net loss of $3,074,497, and net cash used in operations of $38,954.  Additionally, as of September 30, 2011, the company had a deficit accumulated during development stage of $6,920,837. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company is in the development stage at September 30, 2011 and has been since its October 15, 2007 inception. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure. However, there can be no assurances that the Company will be able to secure additional equity investment or achieve an adequate sales level.

NOTE 3 – PREPAIDS AND OTHER CURRENT ASSETS

Other assets consists of the following:

	September 30, 2011	June 30, 2011

Prepaid insurance	$1,877	$2,093
Prepaid common stock issued for services	7,287,148	10,775,858

Total Prepaids and Other Current Assets	$7,289,025	$10,777,951

In June 2011, the Company issued 7,215,365 shares of common stock to a third party consultant for services.  The shares were valued at $1.50 (based on a contemporaneous cash sales price and anticipated offering price).  The $10,823,048 was recorded as a prepaid expense and is being amortized over the one-year term of the agreement.  The Company recognized $645,107 of amortization related to this agreement through June 30, 2011. The Company recognized an additional $2,870,403 of amortization during the three months ended September 30, 2011. The total prepaid balance related to common stock issued for services, as of September 30, 2011 (after giving effect to the foreign currency translation) is $7,287,148.

NOTE 4 – DUE TO DIRECTORS - RELATED PARTY

Due to directors - related party represents unsecured advances made by the directors for operating expenses on behalf of the Company such as intellectual property and formation expenses. The expenses were paid for on behalf of the Company and are due upon demand.  The Company is currently not being charged interest under these advances. The total amount owed these directors at September 30, 2011 and December 31, 2011 is $61,361 and $66,400 respectively.

NOTE 5 – LOAN FROM DIRECTORS - RELATED PARTY

During 2010, the Company received $89,000 of proceeds from a director.  These advances are non-interest bearing.  The Company repaid a portion of these advances in fiscal 2011 and the total amount owed the director at September 30, 2011 and December 31, 2011 is $72,453 and $78,403 respectively.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

NOTE 6 – CONVERTIBLE NOTE PAYABLE

In August 2011, the company issued a convertible debenture in exchange for $42,000 cash.  The note is convertible at $1.50 per share, is due six months from issuance and carries an interest rate of 5% per annum. The Company evaluated ASC 815 and determined that the conversion features do not cause bifurcation and treatment of the embedded conversion option as a derivative liability.  Furthermore, there was no beneficial conversion feature value at the note date as the value of the debt converted was to be equal to the fair market value of the stock as evidenced by cash sales of common stock. The note balance (after giving effect to the foreign currency translation) as of September 30, 2011 is $38,382.

NOTE 7 – STOCKHOLDERS’ EQUITY

In July 2011, the Company received $10,790 in Advances from Investor - related party. In August 2011, the Company obtained proper documentation from that investor and the $84,760 Advance from Investor previously recorded in current liabilities as of June 30, 2011 and the additional $10,790 advance, totaling $95,550, was exchanged for 63,234 shares of common stock at $1.50 per share.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of September 30, 2011, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Operating Agreements

In November 2009, the Company entered into a commercialization agreement whereby the Company agreed to pay royalties of 2% of net revenues.  Additionally, the Company agreed to pay 5% of each and every license agreement subscribed for.  The contact is cancellable at anytime by either party.  To date, no amounts are owed under the agreement.

In May 2011, the Company entered into an agreement with a consultant whereby the consultant would provide acquisition services and be paid success fees in cash and equity based upon a stipulated percentage of the transaction price. No such acquisitions have occurred as of the date of this filing.

Operating Leases

In September 2009, the Company entered into month to month lease agreement with monthly rent at $1,069 per month.

NOTE 9 – RELATED PARTY TRANSACTIONS

As of September 30, 2011, the Company owed a director a total of $72,453 for money lent to the Company throughout the years.  The loan balance owed at September 30, 2011 was not accruing interest. See Note 5.

As of September 30, 2011, the Company owed two directors a total of $61,361 related to expenses incurred on behalf of the Company related to corporate startup costs and intellectual property. See Note 4.

In August 2011, the Company issued 63,234 shares of common stock to a related party.  See Note 7.

PROPANC HEALTH GROUP CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(unaudited)

NOTE 10 – CONCENTRATIONS AND RISKS

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits in Australia. Bank deposits in Australia are uninsured. The Company has not experienced any losses in such accounts through  September 30, 2011.

Receivable Concentration

As of September 30, 2011, the company's receivables were 100% related to reimbursements on GST taxes paid.

Vendor Concentration

As of September 30, 2011, there were two significant vendors that the Company relies upon to conduct its research and development. Both vendors provide services to the Company which can be replaced by alternative vendors should the need arise.

Product and Patent Concentration

As of September 30, 2011 the Company was undertaking preclinical activities for their lead product. The Company was also undertaking research to uncover the mechanism of action of their lead product in order to screen new compounds for development.

The Company has recently been expanding by the filing of an international PCT patent application (No. PCT/AU2010/001403) directed to enhanced proenzymes formulations and combination therapies. The international PCT application has been based on previous provisional patent applications capturing the Company’s ongoing research and development in this area.

Further provisional patent filings are also expected to be filed to capture and protect additional patentable subject matter that is identified, namely further enhanced formulations, combination treatments, use of recombinant product, modes of action and molecular targets.

Foreign Operations

As of September 30, 2011 the Company's operations are based in Australia.

NOTE 11 – SUBSEQUENT EVENTS

During the three months ended September 30, 2011, the Company applied for, from the Australian Taxation Office, a Research and Development Tax credit.  The credit was granted subsequent to September 30, 2011 and on November 14, 2011, the Company received $173,099 which will be recorded as an income tax benefit in the Company's December 31, 2011 financial statements.

In November 2011, the Company entered into an agreement where $36,272 of accounts payable was settled with the issuance of 24,182 shares of common stock or $1.50 per share.  No gain or loss was recorded on the exchange as the conversion price, equaled the fair market value of he Company's common stock.

[Alternate Page for Selling Shareholders Prospectus]

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Subject to Completion, Dated  December 8,  2011

PROPANC HEALTH GROUP CORPORATION

PROSPECTUS

14,383,174 Shares of Common Stock

This prospectus relates to the sale of up to 14,383,174 shares of our common stock which may be offered by the selling shareholders identified in this prospectus at a price of $1.50 per share until a market for our common stock develops. All such shares being sold by the selling shareholders are presently issued and outstanding.

Certain officers and directors of the company are also selling shareholders and may thus sell their shares pursuant to this offering

We will not receive any of the proceeds from sales of the Selling Shareholders’ shares. The Selling Shareholders’ shares may be offered from time to time by the Selling Shareholders, their pledges, donees, transferees, assignees and/or successors-in-interest, after the effective date of this prospectus in negotiated transactions or otherwise, at a fixed price of $1.50 per share and thereafter at market prices prevailing at the time of sale or at negotiated prices.

The Selling Shareholders may sell up to 14,383,174 shares during the ninety (90) day period beginning after the date of this prospectus, which period may be extended at the sole discretion of the company for an additional ninety (90) day period. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Selling Shareholders’ shares by the Selling Shareholders, their pledges, their donees, transferees, assignees and/or successors-in-interest may be effected in one or more transactions that may take place on the over-the-counter market or exchange, including ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders, their pledges, donees, transferees, assignees and/or successors-in-interest, in connection with sales of the Selling Shareholders’ shares.

We are concurrently registering up to 5,000,000 shares of our common stock that we are offering on a best efforts basis for up to ninety (90) days following the date of this prospectus at a fixed price of $1.50, which period may be extended by the company for up to an additional ninety (90) day period. If all shares being offered by the company pursuant to such offering are sold, we will receive an aggregate of $7,500,000, less approximately $80,375.58 in expenses.  There is no requirement for the selling shareholders to wait until the conclusion of the best efforts offering prior to selling their shares being offered pursuant to this prospectus and there is no requirement that the company sell a minimum amount of shares pursuant to the best efforts offering before the selling shareholders can sell the shares being registered herein.  At the time of investment, purchasers of the selling shareholder shares will not know whether, and the extent to which, the company obtained funding pursuant to the best efforts offering. However, the Company undertakes to promptly file a post-effective amendment to this selling shareholder prospectus to disclose the breaking of the escrow upon the sale of the minimum number of shares in the best efforts offering, the extension of the best efforts offering beyond the initial ninety (90) day period indicating the number of shares sold pursuant thereto and the cessation of the best efforts offering.

This offering is a self-underwritten offering and there will be no underwriter involved in the sale of the shares.  We intend to offer the Shares through our officers and directors who will not be paid any commission for such sales.  The company’s officers and directors may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such officers and directors may be regarded as underwriting commissions or discounts under the Securities Act of 1933.

SS-i

 [Alternate Page for Selling Shareholders Prospectus]

On the date of this Prospectus, a registration statement under the Securities Act with respect to best efforts public offering of 5,000,000 shares of Common Stock was declared effective by the Securities and Exchange Commission.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.SEE “RISK FACTORS.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is  December ____, 2011

SS-ii

[Alternate Page for Selling Shareholders Prospectus]

SHARES REGISTERED FOR RESALE

This prospectus covers 14,383,174 shares of our common stock being registered for resale.   Please see “Selling Shareholders.”

PLAN OF DISTRIBUTION

The shares being registered for resale will be offered at a purchase price of $1.50 per share until a market for our common stock develops and thereafter the shares may be sold in ordinary broker transactions.  The selling shareholders may sell the shares during the ninety (90) day period beginning after the date of the prospectus, which period may be extended by the company for an additional ninety (90) day period.The Selling Shareholders and any of their pledgees, donees, transferees, assignees and/or successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares, provided however that the offering is eligible to be made on a registration statement on Form S-3 or a post-effective amendment is filed by the Company naming the underwriters, if any, amending the plan of distribution section and updating all necessary sections of the prospectus to conform with applicable regulations:

	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

	an exchange distribution in accordance with the rules of the applicable exchange;

	an underwritten offering;

	privately negotiated transactions;

	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

	a combination of any such methods of sale; and

	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

[Alternate Page for Selling Shareholders Prospectus]

The Selling Shareholders  may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders  to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

Upon our being notified in writing by the Selling Shareholders  that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholders  and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by any Selling Shareholder that a done, pledge, transferees, assignees and successors-in-interest intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Shareholders and/or the purchasers. Each Selling Shareholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholders’ business and, at the time of its purchase of such securities such Selling Shareholders had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Shareholder that it may not use shares offered by this prospectus to cover short sales of common stock made prior to the date of this prospectus. If a Selling Shareholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the Selling Shareholders’ shares, but we will not receive any proceeds from the sale of the common stock.

[Alternate Page for Selling Shareholders Prospectus]

USE OF PROCEEDS

We will not receive any proceeds upon the sale of any of the Selling Shareholders’ shares registered on behalf of the Selling Shareholders.

SELLING SHAREHOLDERS

The following table provides information about each selling shareholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after the offering assuming all shares covered by this prospectus are sold.  Each of our officers and director is a selling shareholder as disclosed in the notes to the following table.  Except as disclosed in this prospectus, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders.  Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock.  All of the information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information.  The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933 or the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 71,979,124 shares of our common stock issued and outstanding as of  December 5,  2011.  For the purposes of the following table, the number of shares common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, or the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

[Alternate Page for Selling Shareholders Prospectus]

Name	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Academic Hearing Aids Pty Ltd. (1)	280,000	56,000	224,000	*
Bassey LLC (2)	610,702	122,140	488,562	*
Mario Beckles	2,354,793	470,959	2,211,606	3.1%
Paul Clayton	640,599	128,119	512,480	*
Henkell Brothers Australia Pty Ltd. (3)	277,778	55,555	222,223	*
Joshua Investments Pty Ltd. (4)	165,000	33,000	132,000	*
Dr. Julian Kenyon (5)	10,834,064	2,166,812	8,667,252	12.0%
Naibek Pty Ltd (6)	1,092,112	218,422	873,690	1.2%
North Horizon Investments Pty Ltd. (7)	10,032,261	2,006,452	8,025,809	11.2%
Northwind Trading Pty Ltd.	450,000	90,000	360,000	*
Notestar Pty Ltd. (8)	556,000	111,200	444,800	*
Ostrowski Properties Pty Ltd. (9)	6,426,863	1,260,079	5,166,484	7.2%
Putney Consultants Ltd. (10)	32,938,614	6,587,722	26,350,892	36.6%
Arnon Rodriguez	4,860,571	972,114	4,216,189	5.9%
Segev Nominees Pty Ltd. (11)	223,000	44,600	178,400	*
Suzani Pty Ltd. (12)	300,000	60,000	240,000	*

* Less than 1%.

(1)	Mr. Richard Dowell has voting power and dispositive control over these shares.

(2)	Mr. Ron Bassey has voting power and dispositive control over these shares.

(3)	Mr. Hans Henkell has voting power and dispositive control over these shares.

(4)	Mr. Josef Zelinger has voting power and dispositive control over these shares.

(5)	Dr. Julian Kenyon is a director of Propanc.

(6)	Mr. Mark Smith has voting power and dispositive control over these shares.

(7)	Mr. James Nathanielsz and Mrs. Sylvia Nathanielsz have voting power and dispositive control over these shares. Mr. Nathanielsz is an officer and director of Propanc.

(8)	Mr. Paul Mazor has voting power and dispositive control over these shares.

(9)	Mr. Jan Ostrowski and Mrs. Ywonna Ostrowski have voting power and dispositive control over these shares.

(10)	Dr. Douglas Mitchell, a director and executive officer of Propanc, has voting power and dispositive control over these shares.

(11)	Mr. Nick Loizou has voting power and dispositive control over these shares.

(12)	Mr. Richard Alston has voting power and dispositive control over these shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$3,375.58
Printing expenses*	$2,000.00
Accounting fees and expenses*	$40,000.00
Legal fees and expenses*	$25,000.00
Blue sky fees*	$5,000.00
Miscellaneous*	$5,000.00
Total*	$80,375.58
* Estimate

Indemnification of Directors and Officers.

Our certificate of incorporation provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	For any breach of the director's duty of loyalty to us or our shareholders;

●	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	Under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

●	For any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our shareholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. We have provided for this indemnification in our Certificate of Incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our Certificate of Incorporation that no indemnification shall be available, whether pursuant to our Certificate of Incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a shareholders’ derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer we do not have to pay for his defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Propanc pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Recent Sales of Unregistered Securities.

All of the sales below were made in reliance on the exemption provided in Regulation S or Section 4(2) of the Securities Act and Rule 506 thereunder.  In connection with the sales under Regulation S, these securities were issued in offshore transactions to persons who are not U.S. Persons as defined by Regulation S under the Securities Act of 1933 and there were no directed selling efforts made in the United States.  In connection with the sale under Section 4(2) of the Securities Act, the sales were made to accredited investors and there was no general solicitation.

On January 29, 2011, we issued 64,700,525 shares of our common stock to Propanc Pty Ltd shareholders in exchange for 100% of the shares of Propanc Pty Ltd common stock.  Of these shares, 20% are being registered under this registration statement.

In June 2011, an aggregate of 7,215,364 shares were issued to two shareholders for services rendered by them to the company.  These shares were valued at $0.16 per share.

In August, 2011, we issued 63,234 shares of our common stock upon receipt of cash and an exchange of an advance payment received from an investor in the amount of $95,550.

Exhibits and Financial Statement Schedules.

		Incorporated by Reference		Filed
Exhibit No.	Exhibit Description	Form	Date	Herewith

3.1	Certificate of Incorporation	S-1	June 23, 2011
3.2	Bylaws	S-1	June 23, 2011
4.1	Specimen Stock Certificate+
5.1	Opinion of Gersten Savage LLP			Filed Herewith
10.1	Employment Agreement	S-1	June 23, 2011
10.2	Exchange Offer Term Sheet	S-1	June 23, 2011
10.3	Exchange Offer Registration Rights Agreement	S-1	June 23, 2011
10.4	Exchange Offer Subscription Agreement	S-1	June 23, 2011
10.5	University of Bath Joint Commercialization Agreement	S-1	June 23, 2011
10.6	Business Consulting and Listing Agreement with Jersey Fortress Capital Partners, LLC	S-1	June 23, 2011
10.7	Business Consulting and Acquisition Agreement with Jersey Fortress Capital Partners, LLC	S-1	June 23, 2011
10.8	Consulting Agreement with Consulting for Strategic Growth I, Ltd.	S-1	June 23, 2011
10.9	Research Engagement of Dr. Paul Clayton	S-1/A	August 18, 2011
10.10	Letter of Appointment with Dr. Julian Kenyon	S-1/A	August 18, 2011
10.11	Letter of Appointment with Dr. Douglas Mitchell	S-1/A	August 18, 2011
10.12	Research Agreement with the University of Bath	S-1/A	August 18, 2011
10.13	Limited Distributor Deed	S-1/A	October 27, 2011
10.14	Investment Banking & Listing Agreement between Propanc Health Group Corporation and Churchill and Associates, LLC dated August 3, 2010	S-1/A	October 27, 2011
10.15	Investment Banking & Listing Agreement between Propanc Health Group Corporation and Churchill and Associates, LLC dated September 16, 2010	S-1/A	October 27, 2011
10.16	Termination Letter	S-1/A	October 27, 2011
10.17	Form of Subscription Agreement	S-1/A	November 14, 2011
10.18	Escrow Agreement with Signature Bank			Filed Herewith
21.1	List of Subsidiaries	S-1	June 23, 2011
23.1	Consent of Salberg & Company, PA			Filed Herewith
23.2	Consent of Gersten Savage LLP*			Filed Herewith
___________________
+    To be filed by amendment.
*    Contained in Exhibit 5.1.

Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Richmond, Australia, on  December 8,  2011.

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James Nathanielsz	Principal Executive Officer and Director	December 8, 2011
James Nathanielsz

/s/ James Nathanielsz	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer	December 8, 2011
James Nathanielsz	(Principal Accounting Officer)

/s/ Dr. Douglas G. Mitchell	President and Chairman of the Board	December 8, 2011
Dr. Douglas G. Mitchell

/s/ Dr. Julian Kenyon	Director	December 8, 2011
Dr. Julian Kenyon

EXHIBIT INDEX

		Incorporated by Reference		Filed
Exhibit No.	Exhibit Description	Form	Date	Herewith

3.1	Certificate of Incorporation	S-1	June 23, 2011
3.2	Bylaws	S-1	June 23, 2011
4.1	Specimen Stock Certificate+
5.1	Opinion of Gersten Savage LLP			Filed Herewith
10.1	Employment Agreement	S-1	June 23, 2011
10.2	Exchange Offer Term Sheet	S-1	June 23, 2011
10.3	Exchange Offer Registration Rights Agreement	S-1	June 23, 2011
10.4	Exchange Offer Subscription Agreement	S-1	June 23, 2011
10.5	University of Bath Joint Commercialization Agreement	S-1	June 23, 2011
10.6	Business Consulting and Listing Agreement with Jersey Fortress Capital Partners, LLC	S-1	June 23, 2011
10.7	Business Consulting and Acquisition Agreement with Jersey Fortress Capital Partners, LLC	S-1	June 23, 2011
10.8	Consulting Agreement with Consulting for Strategic Growth I, Ltd.	S-1	June 23, 2011
10.9	Research Engagement of Dr. Paul Clayton	S-1/A	August 18, 2011
10.10	Letter of Appointment with Dr. Julian Kenyon	S-1/A	August 18, 2011
10.11	Letter of Appointment with Dr. Douglas Mitchell	S-1/A	August 18, 2011
10.12	Research Agreement with the University of Bath	S-1/A	August 18, 2011
10.13	Limited Distributor Deed	S-1/A	October 27, 2011
10.14	Investment Banking & Listing Agreement between Propanc Health Group Corporation and Churchill and Associates, LLC dated August 3, 2010	S-1/A	October 27, 2011
10.15	Investment Banking & Listing Agreement between Propanc Health Group Corporation and Churchill and Associates, LLC dated September 16, 2010	S-1/A	October 27, 2011
10.16	Termination Letter	S-1/A	October 27, 2011
10.17	Form of Subscription Agreement	S-1/A	November 14, 2011
10.18	Escrow Agreement with Signature Bank			Filed Herewith
21.1	List of Subsidiaries	S-1	June 23, 2011
23.1	Consent of Salberg & Company, PA			Filed Herewith
23.2	Consent of Gersten Savage LLP*			Filed Herewith
______________
+    To be filed by amendment.
*    Contained in Exhibit 5.1.